EXHIBIT 10.6

CONSTRUCTION LOAN AGREEMENT

among

REDLANDS DC LP, a Delaware limited partnership, formerly known as IIT Redlands DC LP

CAJON DC LP, a Delaware limited partnership, formerly known as IIT Cajon DC LP

MIAMI DC III LLC, a Delaware limited liability company, formerly known as IIT Miami DC III LLC

MIAMI DC IV LLC, a Delaware limited liability company, formerly known as IIT Miami DC IV LLC

MIAMI DC III LAND LLC, a Delaware limited liability company, formerly known as IIT Miami DC III Land LLC

TAMARAC COMMERCE CENTER DC II LLC, a Delaware limited liability company, formerly known as IIT Tamarac Commerce Center II LLC

TAMARAC COMMERCE CENTER DC III LLC, a Delaware limited liability company, formerly known as IIT Tamarac Commerce Center III LLC

LEHIGH VALLEY CROSSING DC I LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC I LLC

LEHIGH VALLEY CROSSING DC II LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC II LLC

LEHIGH VALLEY CROSSING DC III LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC III LLC

BLUEGRASS DC II LLC, a Delaware limited liability company, formerly known as IIT Bluegrass DC II LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of November 4, 2015,

Loan No. 1015003

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Page
EXHIBIT A-1	-	REDLANDS PROPERTY
EXHIBIT A-2	-	CAJON PROPERTY
EXHIBIT A-3	-	MIAMI III PROPERTY
EXHIBIT A-4	-	MIAMI IV PROPERTY
EXHIBIT A-5	-	MIAMI III LAND PROPERTY
EXHIBIT A-6	-	TAMARAC COMMERCE CENTER II PROPERTY
EXHIBIT A-7	-	TAMARAC COMMERCE CENTER III PROPERTY
EXHIBIT A-8	-	LEHIGH VALLEY I PROPERTY
EXHIBIT A-9	-	LEHIGH VALLEY II PROPERTY
EXHIBIT A-10	-	LEHIGH VALLEY III PROPERTY
EXHIBIT A-11	-	BLUEGRASS II PROPERTY
EXHIBIT B	-	DOCUMENTS
EXHIBIT C	-	LOAN BUDGET
EXHIBIT D	-	DISBURSEMENT PLAN
EXHIBIT E	-	DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT F	-	DESIGN PROFESSIONAL’S CONSENT FORM
EXHIBIT G	-	CONTRACTOR’S CONSENT FORM
EXHIBIT H	-	OPTION TO EXTEND REQUEST LETTER FROM BORROWER
EXHIBIT I	-	PROPERTY LEVEL BUDGET

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CONSTRUCTION LOAN AGREEMENT

This CONSTRUCTION LOAN AGREEMENT (“Agreement”) is dated as of November 4, 2015, by and among REDLANDS DC LP, a Delaware limited partnership, formerly known as IIT Redlands DC LP, CAJON DC LP, a Delaware limited partnership, formerly known as IIT Cajon DC LP, MIAMI DC III LLC, a Delaware limited liability company, formerly known as IIT Miami DC III LLC, MIAMI DC IV LLC, a Delaware limited liability company, formerly known as IIT Miami DC IV LLC, MIAMI DC III LAND LLC, a Delaware limited liability company, formerly known as IIT Miami DC III Land LLC, TAMARAC COMMERCE CENTER DC II LLC, a Delaware limited liability company, formerly known as IIT Tamarac Commerce Center II LLC, TAMARAC COMMERCE CENTER DC III LLC, a Delaware limited liability company, formerly known as IIT Tamarac Commerce Center III LLC, LEHIGH VALLEY CROSSING DC I LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC I LLC, LEHIGH VALLEY CROSSING DC II LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC II LLC, LEHIGH VALLEY CROSSING DC III LLC, a Delaware limited liability company, formerly known as IIT Lehigh Valley Crossing DC III LLC, BLUEGRASS DC II LLC, a Delaware limited liability company, formerly known as IIT Bluegrass DC II LLC (each, a “Borrower” and collectively, the “Borrowers”), jointly and severally, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.	Borrowers desire to borrow from Lender, and Lender agrees to loan to Borrowers, the extension of credit for which provision is made herein.

B.	Borrowers collectively own that certain portfolio of real property listed on Schedule 1 and described more particularly in Exhibit A attached hereto, together with all buildings, appurtenances, fixtures, and improvements now or hereafter located thereon, including, without limitation, the Construction Improvements defined herein (each, a “Property” and collectively, the “Properties”).

C.	Borrowers have requested that proceeds of the loan be used for, among other things, (i) completing the construction of Bluegrass Valley II Property and the Lehigh Valley II Property (collectively, the “Construction Improvements”), (ii) the General Uses (as hereinafter defined) and (iii) the Closing Date Uses (as hereinafter defined).

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1	DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account Funds” – means all sums now or hereafter on deposit in or payable or withdrawable from any of the Accounts.

“Accounts” – means the Collection Account, Lockbox Account, Operating Account, Security Deposit Account, any subaccounts created thereunder and all other accounts with Lender created hereunder and under the other Loan Documents from time to time.

“ADA” - means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq., as now or hereafter amended or modified.

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“Advisory Agreement” – mean that certain Management Services Agreement dated November 4, 2015, by and among Holdco, the Trust and DC Liquidating Trust Advisor LLC.

“Affiliate” or “affiliate” - means, as to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with such Person, (b) any Person owning or Controlling forty nine percent (49%) or more of the outstanding voting securities of or other ownership interests in such Person, (c) if such Person is an individual, an entity for which such Person directly or indirectly acts as an officer, director, partner, owner or member, (d) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of forty-nine percent (49%) or more, or (e) with respect to any Obligor, any other Obligor.

“Agreement” - has the meaning ascribed to such term in the preamble hereto.

“Allocated Loan Amount” – means the amount of the Loan allocated to each Property as set forth on Schedule 2.10. Upon any partial prepayment of the principal amount of the Loan pursuant to the terms of this Agreement, such prepaid amounts shall thereafter be allocated by Lender among the Properties pro rata (based on the Allocated Loan Amounts set forth for each Property) and shall reduce the same accordingly; provided that, upon a Partial Release pursuant to Section 2.12 or in connection with the application of insurance or condemnation proceeds, such prepaid amount shall first be applied to reduce in its entirety the Allocated Loan Amount with respect to the applicable Property released or subject to such insurance or condemnation proceeds, and then allocated pro rata among the remaining Properties.

“Applicable Law” – means all constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators applicable to each Borrower, Guarantor, each Property, or Lender, as the context requires.

“Appraisal” – means a written appraisal regarding a Property prepared in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and all applicable Governmental Authorities.

“Approved Lease Form” – means, subject to Section 9.4, the standard lease form approved by Lender prior to the Effective Date, as amended and approved by Lender from time to time thereafter.

“Approved Leases” - means any Lease that has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed. A Lease shall be deemed, without Lender’s express approval thereof, to be an Approved Lease (a “Deemed Approved Lease”) if it is either: (i) a Lease existing as of the Effective Date, or (ii) satisfies the following requirements: (A) (1) it is on the Approved Lease Form without any material changes, including, without limitation, any material changes to the form estoppel, subordination, attornment and mortgagee protection provisions contained within the Approved Lease Form, or (2) it is on a lease form required by a national or other credit tenant provided that such form does not include any purchase option or expansion option rights in favor of the applicable tenant; (B) the tenant subject to such Lease is not an Affiliate of any Borrower or Guarantor; (C) the leased premises under such Lease is less than the greater of (1) 25,000 net rentable square feet and (2) twenty-five percent (25%) of the net rentable square feet of the building in which such premises is located; (D) such Lease has a lease term of at least thirty-six (36) months; and (E) such Lease has a Net Effective Rent at ninety percent (90%) or more of the Net Effective Rent used in the financial proforma contained in the Appraisal used by Lender in approving this Loan. Notwithstanding the foregoing, any Lease (including any renewals or material modifications or amendments) for all or any part of the Redlands Property and/or Cajon Property shall in all cases require the consent of Lender.

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“Architect” – means, collectively, the Bluegrass Valley II Architect and the Lehigh Valley II Architect.

“Architect’s Agreement” – means, collectively, (i) with respect to the Bluegrass Valley II Property, the agreement for architectural services, dated February 10, 2015, by and between the Bluegrass Valley II Borrower and the Bluegrass Valley II Architect and (ii) with respect to the Lehigh Valley II Property, the agreement for architectural services to be entered into by and between the Lehigh Valley II Borrower and the Lehigh Valley II Architect.

“Bank of America Letters of Credit” – means one or more letters of credits or similar instructions currently issued by Bank of America, N.A. upon the application of a Borrower, upon which a Borrower is an account party or for which a Borrower is in any way liable, which letters of credit are more particularly set forth on Schedule 2.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Bluegrass Valley II Architect” – Randall-Paulson Architects, Incorporated.

“Bluegrass Valley II Borrower” – the Borrower that owns the Bluegrass Valley II Property.

“Bluegrass Valley II General Contractor” – The Conlan Company.

“Bluegrass Valley II Property” – means the Property more particularly described on Exhibit A-11 attached hereto as being the “Bluegrass Valley II Property.”

“Borrower” – has the meaning ascribed to such term in the preamble hereto.

“Borrowers Cash Management Agreement” – means the Cash Management Agreement between Borrowers and Lender, dated as of the date hereof (as the same may be amended, restated, supplemented or modified from time to time).

“Borrowing Group” - means, individually and collectively: (a) each Borrower, (b) the Guarantor, and (c) any officer, director or other person or entity acting on behalf of any Borrower or Guarantor with respect to the Loan.

“Borrowers’ Equity Requirement” - means the equity contribution by Borrowers in an amount no less than One Hundred Four Million and No/100ths Dollars ($104,000,000.00).

“Borrowers’ Funds” - means all funds of Borrower deposited in the Borrowers’ Funds subaccount of the Guarantor Reserve Account pursuant to the terms of this Agreement.

“Business Day” - means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Cajon Property” – means the Property more particularly described on Exhibit A-2 attached hereto as being the “Cajon Property.”

“Close-Out Agreements” – means any construction related agreements entered into by any Borrower (other than the Construction Borrowers) for which the work has been completed but for which all payments have not been made as of the Effective Date.

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“Closing Date Uses” – shall mean the following purposes for which the Loan proceeds may be used in connection with the closing of the Loan: (i) the Spin-Off, (ii) certain fees, costs and expenses agreed to by Lender in connection with the closing of the Loan, (iii) the Special Distribution, (iv) funding the Guarantor Reserve Account and Master Operating Account in accordance with the terms of this Agreement, and (v) funding the L/C Cash Collateral Amount into the L/C Cash Collateral Account.

“Collateral” – has the meaning ascribed to such term in the applicable Security Instrument.

“Collection Account” – shall have the meaning given to such term in the Borrowers Cash Management Agreement.

“Commitment Amount” – has the meaning ascribed to such term in Section 2.1, as adjusted pursuant to the terms of this Agreement.

“Complete”, “Completed” or “Completion” - means completion of the Construction Improvements, which shall be deemed to have occurred, with respect to such portion thereof upon: (i) Lender’s receipt of a written statement or certificate executed by the applicable Architect designated or shown on the applicable Plans and Specifications approved by Lender certifying, without qualification or exception (other than punchlist items), that the applicable portion of the shell Construction Improvements are completed; (ii) Lender’s receipt of all temporary or permanent certificates of occupancy or other comparable governmental approvals which are required for the applicable portion of the Construction Improvements by the local government agency having jurisdiction and authority to issue such certificates of occupancy or other approvals; and (iii) the expiration of the statutory period(s) within which valid mechanic’s liens, materialman’s liens affidavits or notices may be recorded and/or served by reason of the construction or renovation of the applicable portion of the Construction Improvements, or, alternatively, Lender’s receipt of valid, unconditional releases thereof from the applicable General Contractor and all Material Subcontractors.

“Constituent Entity” – means any (i) member of any Borrower or Guarantor, and (ii) corporation, limited liability company, partnership, trust, or other type of business organization included in the signature for any Borrower or Guarantor that is contained in any of the Loan Documents or where consent, approval or other authorization is required for any Borrower’s or Guarantor’s execution of any Loan Documents.

“Construction Agreement” – means, as applicable: (i) with respect to the Bluegrass Valley II Property, the agreement for construction services, dated August 18, 2015, by and between the Bluegrass Valley II Borrower and the Bluegrass Valley II General Contractor, (ii) and with respect to the Lehigh Valley II Property, the agreement for construction services to be entered into by and between the Lehigh Valley II Borrower and the Lehigh Valley II General Contractor and (iii) any other construction agreements related to the construction of Tenant Improvements between Borrower, as the owner, and any Contractor.

“Construction Borrowers” – means the applicable Borrower that owns each of the Bluegrass Valley II Property and Lehigh Valley II Property.

“Construction Improvements” – has the meaning ascribed to such term in the Recitals.

“Construction Property” – shall mean each of the Bluegrass Valley II Property and the Lehigh Valley II Property.

“Construction Properties” – shall mean, collectively, the Bluegrass Valley II Property and the Lehigh Valley II Property.

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“Contractor” - means a contractor, acceptable to Lender, who will construct all or any portion of the Tenant Improvements.

“Control” – means, with respect to any Person, (i) the ownership, directly or indirectly, of at least ten percent (10%) of the common equity interests in such Person and (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management (including the day-to-day management decisions) and policies of such Person whether through the ability to exercise voting power, by contract or otherwise.

“Deemed Approved Lease” - has the meaning ascribed to such term in the definition of “Approved Leases” in Section 1.1.

“Default” - has the meaning ascribed to such term in Section 11.1.

“DERM” - has the meaning ascribed to such term in Section 2.13(k).

“Design Professional” - means any architect or engineer which prepares any of the Plans and Specifications for any portion of the Construction Improvements or Tenant Improvements.

“Design Professional’s Agreement” - means each and every agreement by and between Borrower and each Design Professional.

“Determination Date” - means the last day of each calendar month during the term of the Loan.

“Developer” - means the Person engaged by each applicable Borrower, and who shall be acceptable to Lender, for the development of each Property.

“Development Agreement” – means each development agreement by and between each applicable Borrower and a Developer, the form and substance of which shall be acceptable to Lender.

“Development Agreement Subordination” – means a document or documents, in form and substance satisfactory to Lender, pursuant to which Developer acknowledges and agrees to the collateral assignment of the applicable Development Agreement to Lender and subordinates the Development Agreement to the applicable Security Instrument on terms and conditions reasonably satisfactory to Lender.

“Disbursement Instruction Agreement” – means a Disbursement Instruction Agreement in the form attached hereto as Exhibit E, or on such other form as Lender and Borrower may agree upon from time to time.

“Dollars” or “$” – means the lawful currency of the United States of America.

“Effective Date” - means the earlier of (i) the date that the Loan proceeds are first released to, or for the benefit of, Borrowers, and (ii) the date the Security Instruments are recorded in each of the real property records of the counties where the Properties is located.

“Embargoed Person” - means any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by OFAC and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower (whether directly or indirectly), is prohibited by, or the Loan made by Lender is in violation of, any applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower, the Property, or any part thereof, whether now or hereafter enacted and in force.

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“Estimated Loan Amount Outstanding” – means if (i) the Projected Net Operating Income used in calculating the Outstanding Amount Debt Yield contains the rental income from tenants under Approved Leases who are not yet in occupancy of the leased premises and (ii) the Loan Budget contains unfunded allocations of tenant allowance and leasing commissions attributable to such Approved Leases which, in Lender’s discretion is anticipated to be disbursed pursuant to this Agreement, then Estimated Loan Amount Outstanding shall be calculated by (i) adding an amount equal to the unfunded allocations of tenant allowance and leasing commissions attributable to such Approved Leases for further disbursements in accordance with the Loan Budget to (ii) the then actual outstanding principal balance of the Note.

“ERISA” – has the meaning ascribed thereto in Section 9.2.

“Extended Maturity Date” - means November 3, 2018.

“Fee Letter” – means that certain letter agreement between DC Liquidating Assets Holdco LLC and Lender, dated August 24, 2015.

“FIRREA” – means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

“GAAP” - means generally accepted accounting principles in the United States set forth in the statements and interpretations, as codified, of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, subject, however, to the matters addressed in Section 6.7.

“General Contractor” – means, collectively, the Bluegrass Valley II General Contractor and the Lehigh Valley II General Contractor.

“General Uses” – shall mean the following purposes for which the Loan proceeds may be used from and after the occurrence of the Spin-Off: financing the construction of the Construction Improvements, payment of any finishing costs with respect to the Properties (including, without limitation, amounts due under any Close-Out Agreements), general working capital, debt service, operating and carrying costs for the Properties, payment of Leasing Commissions for Approved Leases, construction of the Tenant Improvements and payment of fees due under the Management Agreements, the Development Agreements, or the Advisory Agreement.

“Gross Operating Income” – means the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Properties), income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrowers from any person with respect to Borrowers’ ownership, use, development, operation, leasing, franchising, marketing or licensing of the Properties, including, without limitation, from parking operations. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.

“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” – means Holdco, a replacement guarantor as may be requested by Borrowers, subject to the approval of Lender in Lender’s sole and absolute discretion, and any other Person who, or

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which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guarantor Account Funds” – means all sums now or hereafter on deposit in or payable or withdrawable from any of the Master Operating Account or the Guarantor Reserve Account.

“Guarantor Cash Management Agreement” – means the Cash Management Agreement between Guarantor and Lender, dated as of the date hereof (as the same may be amended, restated, supplemented or modified from time to time).

“Guarantor Reserve Account” – shall have the meaning given to such term in the Guarantor Cash Management Agreement.

“Guaranty” – shall have the meaning given such term in Exhibit B hereto.

“Hazardous Materials Indemnity Agreement” or “Indemnity – means that certain Hazardous Materials Indemnity Agreement (Unsecured) of even date herewith executed by and among Borrowers and Guarantor, each as Indemnitor, and Lender.

“Holdco” - means DC Liquidating Assets Holdco LLC, a Delaware limited liability company.

“IPT” - means Industrial Property Trust Inc., a Maryland corporation.

“In-Balance” – means, with respect to the Loan and each Construction Property, Lender’s determination from time to time that any undisbursed Loan funds together with all sums, if any, to be provided by Borrowers as shown in the Loan Budget for such Construction Property, shall be at all times equal to or greater than the amount which Lender from time to time reasonably determines necessary to: (i) pay, through Completion, all costs of development, construction, marketing and leasing of such Construction Property in accordance with the Loan Documents; (ii) pay all sums scheduled to accrue under the Loan Documents prior to repayment of the Loan; and (iii) perform and satisfy all of the covenants of Borrowers contained in the Loan Documents prior to repayment of the Loan.

“In-Balance Payments” – means all payments required from time to time under Section 4.15 hereof.

“Indemnitees” – means Lender, Lender’s parents, subsidiaries and affiliates, any holder of or participant in the Loan and all directors, officers, agents, successors and assigns of any of the foregoing.

“Indemnitor” - means the Borrowers and the Guarantor, and any other Person who, or which, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Initial Disbursement” – means a disbursement of the proceeds in an amount equal to the aggregate amount of the Closing Date Uses.

“L/C Cash Collateral Account” – means the account held at Bank of America, N.A. into which the L/C Cash Collateral Amount will be deposited until the expiration of all Bank of America Letters of Credit.

“L/C Cash Collateral Amount” – means a maximum amount equal to ONE MILLION SIX HUNDRED FIFTY SIX THOUSAND FIVE HUNDRED THIRTY AND NO/100 DOLLARS ($1,656,530).

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“Leases” - means all lease agreements of any Property, or any portion thereof, and all other agreements of any kind relating to the use or occupancy of any Property, or any portion thereof, and every renewal, modification or amendment thereof, whether now existing or entered into after the date hereof.

“Leasing Commissions” - means any and all commissions payable to independent third party real estate brokers who were involved in the execution of each Approved Lease after the Effective Date.

“Lehigh Valley II Architect” – means Ware Malcolm, the architect retained by the Lehigh Valley II Borrower with respect to the Construction Improvements relating to the Lehigh Valley II Property.

“Lehigh Valley II Borrower” – the Borrower that owns the Lehigh Valley II Property.

“Lehigh Valley II General Contractor” – means R.S. Mowery & Sons, Inc., the general contractor retained by the Lehigh Valley II Borrower with respect to the Construction Improvements relating to the Lehigh Valley II Property.

“Lehigh Valley I Property” – means the Property more particularly described on Exhibit A-8 attached hereto as being the “Lehigh Valley I Property.”

“Lehigh Valley II Property” – means the Property more particularly described on Exhibit A-9 attached hereto as being the “Lehigh Valley II Property.”

“Lender” - has the meaning ascribed to such term in the preamble hereto.

“Listing Agent” - means the Person engaged by each applicable Borrower, and who shall be acceptable to Lender (subject to the last sentence of Section 9.11 herein), for the leasing of each Property.

“Listing Agreement” – means each listing agreement by and between each applicable Borrower and a Listing Agent, the form and substance of which shall be acceptable to Lender (subject to the last sentence of Section 9.11 herein).

“Listing Agreement Subordination” – means a document or documents, in form and substance satisfactory to Lender, pursuant to which Listing Agent acknowledges and agrees to the collateral assignment of the applicable Listing Agreement to Lender and subordinates the Listing Agreement to the applicable Security Instrument on terms and conditions reasonably satisfactory to Lender.

“Loan” - means the principal sum that Lender agrees to lend and Borrowers agree to borrow pursuant to the terms and conditions of this Agreement, being ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00).

“Loan Budget” – means the Loan Budget attached hereto as Exhibit C, as the same may be amended, modified, supplemented or replaced from time to time.

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan-to-Value Percentage” - has the meaning ascribed to such term in Section 2.13(f).

“Lockbox Account” – shall have the meaning given to such term in the Borrowers Cash Management Agreement.

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“Major Subcontractor” – means any subcontractor or materialman having a contract value for any portion of the Construction Improvements in an amount of $500,000 or more.

“Management Agreement” - means each management agreement by and between each applicable Borrower and a Manager, the form and substance of which shall be acceptable to Lender.

“Management Agreement Subordination” – means a document or documents, in form and substance satisfactory to Lender, pursuant to which Manager acknowledges and agrees to the collateral assignment of a Management Agreement to Lender and subordinates the Management Agreement to the applicable Security Instrument on terms and conditions reasonably satisfactory to Lender.

“Manager” - means the Person or Persons engaged by each applicable Borrower, and who shall be acceptable to Lender, for the management, leasing and operation of each Property.

“Master Operating Account” – shall have the meaning given to such term in the Guarantor Cash Management Agreement.

“Material Contract” – means any contract (other than a Construction Contract, Development Agreement, Management Agreement, Advisory Agreement, and Leases) entered into by or on behalf of any Borrower relating to the leasing, ownership, management, use, operation, maintenance or repair of any Property with a duration of more than twelve (12) months (unless terminable on thirty (30) or fewer days notice) or with annual payments in excess of One Hundred Thousand Dollars ($100,000).

“Material Adverse Effect” - means a material adverse effect upon (i) the business or financial position or results of operation of the Borrowers taken as a whole, (ii) the ability of the Borrowers to perform, or of Lender to enforce, the Loan Documents taken as a whole, (iii) the Properties taken as a whole or the aggregate values thereof, or (iv) the ability of the Guarantor to perform under the guaranties taken as a whole given in connection with the Loan; provided, however, that for purposes of Section 2.13(i) only, the foregoing (i) through (iv) shall be determined on the basis of the results and status of each Borrower, Property and/or guaranty (as applicable) individually and not on an aggregate basis.

“Maturity Date” - means the Original Maturity Date or the Extended Maturity Date, as applicable.

“Miami III Borrower” – the Borrower that owns the Miami III Property.

“Miami III Property” – means the Property more particularly described on Exhibit A-3 attached hereto as being the “Miami III Property.”

“Net Effective Rent” - means, as for any Lease on a square foot basis, the annualized base rent payable under such Lease, as reduced for any amounts paid by Borrower directly to or on behalf of the tenant for the purpose of inducing the tenant to enter into such Lease, including, without limitation, an excessive tenant improvement allowance (for purposes of tenant improvements, any amount in excess of 110% of the budgeted tenant improvements allowance in the most recent Appraisal delivered to Lender shall be deemed excessive), moving expenses, free rent periods or abatements or lease buyouts, as amortized over the life of the Lease.

“Net Sales Proceeds” – means, in the case of a Transfer of a Property, the gross sales price of such Property net of the amount of any disposition fees payable under the Advisory Agreement, good faith estimated tax distributions to the beneficial owners of the Holdco or Trust, out-of-pocket legal fees, title and recording tax expenses, commissions and other customary fees and expenses actually incurred by or on behalf of a Person in connection therewith and paid or payable to any Person other than an Affiliate of any Borrower (except in the case of disposition

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fees under the Advisory Agreement and good faith estimated tax distributions); provided, that the aggregate amount of such fees, expenses, and distributions shall not exceed 6% of the gross sales price of such Property.

“NFA” - has the meaning ascribed to such term in Section 2.13(k).

“Note” - means that certain Promissory Note of even date herewith, in the original principal amount of the Loan, executed by each Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Obligor” means any Borrower or Guarantor.

“OFAC” – means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“Operating Account” – shall have the meaning given to such term in the Borrowers Cash Management Agreement.

“Option to Extend” - means Borrowers’ option, subject to the terms and conditions of Section 2.13, to extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date.

“Original Maturity Date” - means November 3, 2017.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Outstanding Amount Debt Yield” - means as of the applicable Determination Date, the Projected Net Operating Income of the Properties for the applicable six (6) month period commencing from the date immediately succeeding such applicable Determination Date, which amount shall be annualized by multiplying by two (2), divided by the Estimated Loan Amount Outstanding, with such fraction expressed as a percentage.

“Permitted Debt” means (a) unsecured non-interest bearing ordinary course obligations, including trade payables or other accruals, incurred in connection with Borrowers’ ordinary course of business that: (i) do not exceed two percent (2%) of the outstanding balance of the Loan; (ii) are not evidenced by a note; (iii) must be paid within sixty (60) days; and (iv) are otherwise expressly permitted under the Loan Documents, (b) the Bank of America Letters of Credit, and (c) deferred payment of fees due under the Management Agreements, the Development Agreements, or the Advisory Agreement.

“Permitted Transfer” – means a Transfer permitted under Section 9.18(b) or Section 9.19(b).

“Person” – means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, bank, trust, land trust, estate, association, joint stock company, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.

“Plans and Specifications” - means any and all plans and specifications prepared by each applicable Architect for the construction of the Construction Improvements and by each of the other Design Professionals for the construction of the Tenant Improvements heretofore or hereafter delivered to and approved by Lender, as amended in order to comply with the terms and conditions of this Agreement.

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“Prohibited Equity Transfer” - has the meaning ascribed to such term in Section 9.14(a).

“Prohibited Property Transfer” - has the meaning ascribed to such term in Section 9.13(a).

“Projected Net Operating Income” – means the in-place, forward net operating income for the applicable future periods of determination based on executed Approved Leases that are executed as of or prior to such date of determination and are or will be effective during such future projected period of determination. Net operating income shall be (a) the actual rental payments to be received from Approved Leases in each Property in accordance with GAAP, including any rental loss insurance proceeds, if applicable, (but modified to exclude the straight line recognition of rents and mark to market adjustments); plus (b) the estimated expense reimbursements to be received; plus (c) any and all other normal and recurring income from each Property to be received; minus (d) projected operating expenses (no less than the then current appraisal estimates, subject to reasonable adjustment by Lender to conform to Lender’s standard practices) of each Property determined in accordance with GAAP (excluding any interest or principal payments on the Loan, any allowance for depreciation, any similar non-cash accrual expenses, leasing costs and expenses, and any actual capital expenditures or tenant improvement costs or allowances) payable in the ordinary course of business; provided, however, that such operating expenses shall include (i) property management fees equal to the greater of (A) the property management fees used in the financial proforma in the then most recent Appraisal approved by Lender, (B) the actual amount of property management fees, and (C) the amount equal to three percent (3%) (prorated on an annual basis) of the amounts set forth in clauses (a), (b) and (c) above for such applicable period; (ii) annual project reserves equal to the greater of (A) the reserves used in the financial proforma in the then most recent Appraisal obtained and approved by Lender, and (B) the sum of $0.05 per rentable square feet per year in the Properties and (iii) normalized customary expenses that are typically paid once or twice per calendar year, including, without limitation real property taxes and insurance premiums. For the avoidance of doubt, revenue set forth above in clauses (a), (b) and (c) shall exclude any concessions provided to a tenant under an Approved Lease for the purpose of inducing such tenant to enter into such Approved Lease (including, without limitation, an excessive tenant improvement allowance, moving expenses, free rent periods or abatements or lease buyouts). For purposes of determining Projected Net Operating Income, the following shall not be, or shall cease to be, an Approved Lease: (1) a Lease where the tenant is or becomes insolvent or seeks bankruptcy protection; (2) a Lease where a material default has occurred and is continuing; or (3) a Lease that has been terminated prior to or is scheduled to be terminated or expires during the applicable six (6) month period immediately following an applicable Determination Date for calculating such Projected Net Operating Income.

“Property” or “Properties” - has the meaning ascribed to such term in the Recitals.

“Property Level Budget” - means each of the Property specific loan budgets attached hereto as Exhibit I, as the same may be amended, modified, supplemented or replaced from time to time.

“Recourse Guaranty” – shall have the meaning given such term in Exhibit B hereto.

“Redlands Property” – means the Property more particularly described on Exhibit A-1 attached hereto as being the “Redlands Property.”

“Restricted Party” - shall mean each of (i) Borrower, (ii) Guarantor and (iii) any Constituent Entity of Borrower owning twenty percent (20%) or more of the ownership interests of Borrower.

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“Sanction” or “Sanctions” - means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over any Person within the Borrowing Group.

“Sanctioned Person” - means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Security Deposit Account” - has the meaning ascribed to such term in Section 9.8.

“Security Instruments” – mean each mortgage, deed to secure debt, deed of trust or other security instrument executed by a Borrower in favor, and for the benefit, of Lender, relating to each Property, as the same may be amended, modified, supplemented or replaced from time to time.

“Separateness Provisions” - has the meaning ascribed to such term in Section 7.1(c).

“Special Distribution” – means a special distribution of a portion of the Loan proceeds by Borrowers to Holdco and its direct and indirect owners, including, without limitation, the beneficial owners of the Trust.

“Spin-Off” – means the spin-off of Holdco from IIT Real Estate Holdco LLC, a Delaware limited liability company substantially concurrently with the Effective Date, resulting in (a) one hundred percent (100%) of the common membership interests in Holdco being owned by the Trust, (b) one hundred percent (100%) of the special membership interests being owned by DCG Retained Properties Special Member LLC, a Delaware limited liability company and (c) the direct or indirect interests in the Properties being contributed to Holdco.

“Subdivision Map” - shall have the meaning ascribed to such term in Section 9.6.

“Swap Agreement” – means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrowers and Lender (or with another financial institution which is reasonably acceptable to Lender), together with all modifications, extensions, renewals and replacements thereof.

“Tenant Improvements” - means each Lender approved tenant improvements requested by a Borrower with respect to such Borrower’s obligations therefor under an Approved Lease; provided however, that no tenant improvements in connection with a Deemed Approved Lease shall require Lender approval.

“TI/LC Expenses” - has the meaning ascribed to such term in Section 3.7.

“Title Company” - means (i) with respect to the Lehigh Valley I Property and the Lehigh Valley II Property, First American Title Insurance Company and (ii) with respect to all other Properties, Stewart Title Guaranty Company.

“Title Policy” - means the standard ALTA promulgated form of Loan Policy of Title Insurance as issued by the applicable Title Company.

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“Transfer” - means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise (excluding Leases permitted under this Agreement).

“Trust” - means DC Industrial Liquidating Trust, a Maryland statutory trust.

“UCC” - means the Uniform Commercial Code in effect from time to time in the state where a Borrower is organized and where a Property is located, as applicable, as now or hereafter amended or modified.

“Unpaid Advisory Fees” - has the meaning ascribed to such term in Section 9.6.

ARTICLE 2. LOAN

2.1	LOAN. Subject to the terms of this Agreement, Lender agrees to lend to Borrowers and Borrowers agree to borrow from Lender the principal sum of up to One Hundred Twenty Million and No/100ths Dollars ($120,000,000.00) (the “Commitment Amount”); said sum to be evidenced by the Note. This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan. The Loan shall bear interest and be repaid in accordance with the provisions of the Note.

2.2	PURPOSE. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used (i) in connection with the closing of the Loan, the Closing Date Uses and (ii) from and after the occurrence of the Spin-Off, the General Uses, and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.3	GRANT OF SECURITY INTEREST IN REAL PROPERTY. The Note shall be secured, in part, by the Security Instruments encumbering certain real property and improvements as described therein.

2.4	GRANT OF SECURITY INTEREST IN ACCOUNTS; APPLICATION OF FUNDS. As security for payment of the Loan and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of such Borrower’s right, title and interest in and to all Accounts. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of a Default, Lender may apply all or any part of the Account Funds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Account Funds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest, if any, which accrues on the Account Funds and Guarantor Account Funds shall be at a rate established by Lender, which may or may not be the highest rate then available, shall accrue for the benefit of Borrowers or Guarantor, as applicable, and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrowers’ obligations under the Loan Documents, all remaining Account Funds, if any, shall be disbursed to Borrowers within ten (10) Business Days.

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2.5	ADDITIONAL SECURITY INTEREST. Each Borrower hereby grants and assigns to Lender a security interest, to secure payment and performance of all obligations, in all of such Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Lender to such Borrower under any Swap Agreement.

2.6	LOAN FEE. Borrowers shall pay to Lender a loan fee as set forth in, and in accordance with, the Fee Letter.

2.7	LOAN DOCUMENTS. Borrowers shall deliver to Lender concurrently with this Agreement each of the documents, each properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.8	EFFECTIVE DATE. The effective date of the Loan Documents shall be the Effective Date.

2.9	MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars, in immediately available funds.

2.10	PREPAYMENT. The Loan is prepayable in full or in part at any time, without a prepayment penalty; provided however, that any partial or full repayment of the Loan will be subject to payment of termination fees on any outstanding Swap Agreement or LIBOR contract. If the outstanding principal balance of the Loan ever exceeds the maximum amount of the Loan, then all such amounts shall nonetheless be evidenced by the Note, guaranteed by any applicable guaranty granted in connection with the Loan and secured by the Security Instrument; provided, however, Borrowers shall, within five (5) Business Days after Lender’s demand or any Borrower’s earlier discovery of such advance, pay to Lender an amount equal to such excess principal amount and accrued but unpaid interest thereon.

2.11	FULL REPAYMENT AND RECONVEYANCE, SATISFACTION OR RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Security Instrument, Lender shall reconvey, satisfy or release the Properties from the lien of the Security Instruments and terminate any assignment of leases and rents and UCC Financing Statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Security Instrument, including, without limitation, those set forth in the Note and the Security Instrument; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Properties. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. Any repayment shall be without prejudice to Borrowers’ obligations under any Swap Agreement between any Borrower and Lender, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrowers to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.12	PARTIAL RELEASES. At any time prior to the Maturity Date, upon Borrowers’ request, Lender shall issue a partial release (the “Partial Release”) from the lien of a Security Instrument with respect to any Property; provided, however, that prior to or simultaneously with any such partial release all of the following conditions shall be satisfied:

(a)	Borrower shall have provided Lender with not less than twenty (20) days prior written notice (for the avoidance of doubt, any such notice is revocable by written notice to Lender from the Borrowers given at any time prior to a Partial Release provided Borrower reimburses Lender for its reasonable costs and expenses (if any) actually incurred in connection with the consummation of such partial release (e.g. costs or preparing release documents)) of the consummation of a refinancing, sale or transfer with respect to such Property;

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(b)	No Default shall exist (unless such Default shall be cured by the Partial Release requested);

(c)	Borrower shall have executed, or caused the execution of, all such documents and instruments as reasonably requested by Lender in connection with the Partial Release;

(d)	Lender shall have received any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations then due and secured by the applicable Security Instrument, including, without limitation, those set forth in the Note and such Security Instrument, together with all escrow, closing and recording costs, the costs of preparing and delivering such partial reconveyance, satisfaction or release and the cost of any title insurance endorsements required by Lender, including, without limitation, a partial reconveyance or release endorsement;

(e)	For each Property to be released, Lender shall have received a release price (the “Release Price”) for such Property either (a) the greater of an amount equal to (1) one hundred percent (100%) of the Net Sales Proceeds received by Borrower upon any sale or transfer of such Property, and (2) one hundred sixty-five percent (165%) of the Allocated Loan Amount for such Property, or (b) such other amount agreed to in writing by Lender prior such release;

(f)	Any Release Price shall be applied to the principal of the Loan and may not be reborrowed. If, after such application, any portion of the Release Price exceeds the outstanding principal balance of the Loan and Borrower has not otherwise satisfied the outstanding obligations under the Loan Documents and terminated all undisbursed commitments, such excess shall be deposited into the Guarantor Reserve Account; and

(g)	Following Lender’s receipt of a certification from Borrowers affirming that the conditions set forth in this Section have been satisfied (including, without limitation, attached calculations demonstrating compliance with subsection (e)) and the release of a Property in accordance with this Section, Lender will release the Borrower who owns or owned such released Property from its obligations under this Agreement, the Loan Documents and the Other Related Documents. Notwithstanding the release of any Borrower pursuant to this Section 2.12(g), such Borrower shall continue to be liable for all obligations which expressly survive the release, satisfaction or cancellation of the Note or any obligations under the Loan Documents.

Neither the acceptance of any payment nor the issuance of any Partial Release by Lender shall affect Borrowers’ (other than any Borrower released in accordance with this Section 2.12) obligation to repay all amounts owing under the Loan Documents or under the lien of any Security Instrument on the remainder of the Properties which are not reconveyed, satisfied or released. Any partial prepayment shall be without prejudice to Borrower’s obligations under any Swap Agreement between Borrowers and Lender which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such

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prepayment, and may require Borrowers to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise;

2.13	OPTION TO EXTEND. Borrowers shall have the option to extend the term of the Loan from the Original Maturity Date, to the Extended Maturity Date, upon satisfaction (or waiver by Lender in writing) of each and every one of the following conditions precedent:

(a)	Borrowers shall provide Lender with written notice of Borrowers’ request to exercise the Option to Extend in the form attached hereto as Exhibit H not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the Original Maturity Date.

(b)	As of the date of Borrowers’ delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and Borrowers shall so certify in writing.

(c)	Section 4.2 hereunder shall be satisfied as of the Original Maturity Date.

(d)	Borrowers shall execute or cause the execution of all documents reasonably required by Lender to exercise the Option to Extend (including, without limitation, a certification by Borrowers that all conditions precedent for the extension have been satisfied) and shall deliver to Lender, at Borrowers’ sole cost and expense, such title insurance endorsements required under Section 2.13(g) below.

(e)	Borrowers shall pay to Lender an extension fee in the amount of twenty-five one-hundredths of one percent (0.25%) of the Commitment Amount, less any unfunded amounts being cancelled and/or principal payments previously made or concurrently made in order to satisfy the Loan-to-Value Percentage requirement and the Outstanding Amount Debt Yield minimum requirement, pursuant to Section 2.13(h), for the extension, payable in full concurrently with the execution of all documents contemplated in Section 2.13(d) above.

(f)	If required by Lender, at least twenty (20) days prior to the Original Maturity Date, Lender shall have received, at Borrowers’ sole expense, an Appraisal (subject to review and reasonable adjustment by Lender to conform to Lender’s standard practices), confirming to the satisfaction of Lender that (i) (x) the then outstanding principal balance of the Note plus (y) the amount of any unfunded TI/LC Expenses to be funded from the Loan proceeds in connection with Leases taken into account when determining the “as-is” market value In the Appraisal as a percentage of (ii) the applicable appraised value of the Properties and Improvements then subject to Security Instruments, in the aggregate, does not exceed fifty percent (50%) of the “as-is” market value (“Loan-to-Value Percentage”) as of the Original Maturity Date; provided, however, in the event such as-is market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower shall pay down the outstanding principal balance of the Loan such that said required Loan-to-Value Percentage shall be met on or before the the Original Maturity Date. The valuation date of each Appraisal shall be within sixty (60) days of each applicable reference date specified above. Any principal balance reduction shall reduce the Commitment Amount by a like amount and may not be reborrowed.

(g)	Lender shall have received a date-down endorsement and other endorsements amending the mechanic’s and materialmen’s lien coverage and, if applicable, deleting the pending disbursements clause and such other endorsements reasonably required by Lender, in form and content satisfactory to Lender.

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(h)	As of the Determination Date immediately prior to the Original Maturity Date, Lender shall have received and approved projected financial statements and supporting documents demonstrating that the Outstanding Amount Debt Yield for the Properties then subject to Security Instruments equals or exceeds ten percent (10%). If the Outstanding Amount Debt Yield as so calculated for such Properties does not equal or exceed such minimum percent threshold, then Borrowers shall pay down the outstanding principal balance of the Loan such that the recalculated Outstanding Amount Debt Yield shall equal or exceed ten percent (10%) on or before the Original Maturity Date. Any principal balance reduction shall reduce the Commitment Amount by a like amount and may not be reborrowed.

(i)	Borrowers shall have commenced construction of the Construction Improvements on the Lehigh Valley II Property or the Lehigh Valley II Property shall have been subject to a Partial Release and no longer subject to a Security Instrument.

(j)	There shall have occurred no Material Adverse Effect in the financial condition of any Borrower or Guarantor from that which existed as of the later of: (A) the Effective Date or (B) the date upon which the financial condition of such party was first represented to Lender.

(k)	If the Miami III Property has not otherwise been released in accordance with Section 2.12 prior to the Original Maturity Date, Borrowers shall have either (i) (x) delivered to Lender evidence of the satisfaction of all requirements set forth in the letter dated January 30, 2015 from Miami-Dade County Department of Regulatory and Economic Resources (“DERM”) to the Miami III Borrower, and (y) obtained a no further action letter (or such reasonably similar letter actually provided by DERM (as hereinafter defined), the “NFA”) with respect to the Miami III Property, or (ii) obtained the release of the Miami III Property by delivering to Lender a release price for the Miami III Property equal to one hundred sixty-five percent (165%) of the Allocated Loan Amount for the Miami III Property (for avoidance of doubt, the Miami III Property may be released in accordance with Section 2.12 at any time prior to the Original Maturity Date, and the foregoing clause (ii) shall only apply if the Miami III Property has not otherwise been released prior to the Original Maturity Date in accordance with Section 2.12).

Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.14	RECOURSE. The Loan shall be full recourse to each Borrower and all of its assets, whether now owned or hereafter acquired or in which any Borrower otherwise has an interest, and all proceeds thereof.

ARTICLE 3. DISBURSEMENT

3.1	CONDITIONS PRECEDENT.

(a)	Lender’s obligation to close the Loan transaction contemplated by this Agreement shall be subject to Borrowers’ compliance with and/or satisfaction (as the context so requires) of (or waiver by the Lender thereof in writing), each of the following conditions precedent, in each case, to the satisfaction of Lender in its reasonable discretion:

(i)	Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, the Other Related Documents and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement, each in form and content acceptable to Lender;

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(ii)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents;

(iii)	Each Security Instrument shall constitute a valid lien upon the respective Property covered by such Security Instrument, and shall be prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing (including, without limitation, all exceptions under any Lender’s Title Policy approved by Lender in connection with closing);

(iv)	Lender has received and approved in form and substance satisfactory to Lender:

1.	UCC, judgment lien and federal tax lien searches with respect to each Borrower and Guarantor, in the state/county in which each such party is organized;

2.	all authorizations and permits which are then procurable and required by any Applicable Laws in connection with the zoning and use of each Property;

3.	a current survey of each Property meeting American Land Title Association (“ALTA”) standards, certified to Lender, and the Title Company, showing the boundaries of such Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same;

4.	Borrowers shall have fulfilled the insurance requirements under Article 5 of this Agreement and Lender and its consultants shall have approved the same;

5.	Title Policies, together with any endorsements which Lender may require, insuring the principal amount of the Loan and the validity and the priority of the lien of the Security Instruments upon each Property, subject only to matters approved by Lender in writing;

6.	evidence satisfactory to Lender that no Property is located within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration, or if any portion of a Property is so located within the 100-year flood plain or identified as a special flood hazard area, evidence that flood insurance is in effect;

7.	opinions of counsel for Borrowers and Guarantor satisfactory to Lender, dated as of the date of the first advance hereunder and relating to such matters with respect to this Agreement and the transaction contemplated hereby as Lender may request;

8.

with respect to each Borrower and Guarantor: (A) copies certified as true and complete of the following documents from the applicable Governmental Authority: (1) the articles or certificate of incorporation, certificate of formation, certificates of trust, or certificate of limited

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partnership, as applicable; and (2) good standing certificates or certificates of existence from the jurisdictions in which each Borrower and Guarantor is organized and/or qualified to do business dated not more than thirty (30) days prior to the date of this Agreement and (B) true and complete copies of the by-laws, partnership agreement, trust agreement or operating agreement, as applicable, of each Borrower and Guarantor, certified as of the date of this Agreement as complete and correct copies thereof by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, of each Borrower and Guarantor;

9.	resolutions, in form and substance satisfactory to Lender, of each Borrower, Guarantor and such other Persons as Lender may request, authorizing the execution, delivery and performance of the Loan Documents and Other Related Documents to which such Person is a party and the transactions contemplated thereby, certified as of the date of this agreement by the Secretary or an Assistant Secretary, general partner, manager or other authorized representative reasonably acceptable to Lender, of such Person, which certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

10.	a copy of any existing leases, management agreement, development agreement, maintenance agreement or brokerage agreement;

11.	the most recent certified rent roll delivered to Lender by Borrowers in accordance with the requirements of Section 10.5 hereof;

12.	an Appraisal prepared by an appraiser acceptable to Lender and approved by Lender showing the value of each Property, all in form, substance and amount acceptable to Lender;

13.	a current Phase I environmental report (and additional reports if required by Lender) of each Property for any toxic or hazardous substances or materials (whether products or waste), asbestos or PCBs performed by a qualified engineer which inspection report shall be in form and substance acceptable to Lender; and

14.	to the extent commercially reasonable to obtain, executed subordination, non-disturbance and attornment agreements and estoppel certificates from the tenants under Approved Leases, in form and substance satisfactory to Lender;

(v)

With respect to the Bluegrass Valley II Property, Lender shall have received and approved in form and substance satisfactory to Lender the following: (A) if requested by Lender, a soils report; (B) a copy of any Plans and Specifications for the Construction Improvements, certified as complete by the Architect, and, if requested by Lender, a copy of any Plans and Specifications for the Tenant Improvements, together with evidence of all necessary or appropriate approvals of governmental agencies or private parties; (C) evidence of all necessary or appropriate approvals, building permits and licenses for the construction of the Construction Improvements from all applicable Governmental Authorities; (D) copies of all agreements which are material to Completion of the Construction Improvements, including the Construction Agreement with the General Contractor, as to disbursements relating to the construction of the Construction Improvements and, if requested by Lender, all agreements material

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for the construction of the Tenant Improvements, including the applicable Construction Agreements with other Contractors as to disbursements relating to the construction of the Tenant Improvements; (E) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency; (F) a final Loan Budget and (G) a construction costing analysis;

(vi)	The Loan Documents have been duly authorized, executed and, if applicable, in proper form for filing or recordation (and are in the possession of the applicable escrow agent for recording substantially concurrently with the closing of the Loan) in accordance with requirements of all applicable laws, rules, regulations and orders of a governmental authority, and original counterparts thereof delivered to Lender;

(vii)	Borrowers’ Equity Requirement has been satisfied;

(viii)	The Loan shall be In-Balance;

(ix)	Borrowers have paid to Lender, or any other person or party entitled thereto, all fees and costs then due and payable in connection with this Agreement and the subject hereof;

(x)	Borrowers have established the Accounts; and

(xi)	the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any representation or warranty expressly qualified by materiality or Material Adverse Effect, in all respects) on and as of such date of such borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty expressly qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date; and

(xii)	Borrowers shall have deposited $6,000,000 in equity into the Master Operating Account, which sum shall be used to pay for the items described in Column D of the Loan Budget.

(xiii)	Borrowers shall have deposited $7,500,000 in equity into the Guarantor Reserve Account on or before the date hereof.

(xiv)	Borrowers shall have deposited $2,500,000 in equity into the Master Operating Account on or before the date hereof.

(b)	Lender’s obligation to disburse any Loan proceeds subsequent to the Initial Disbursement shall be subject to Borrowers’ compliance with and/or satisfaction (as the context so requires) (or waiver by the Lender thereof in writing) of, each of the following conditions precedent, in each case, to the satisfaction of Lender in its reasonable discretion:

(i)	Borrowers shall have submitted to Lender an Application for Payment which shall be satisfactory to Lender in all respects;

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(ii)	There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents;

(iii)	The Loan shall be In-Balance;

(iv)	With respect to any disbursement related to the Lehigh Valley II Property, Lender shall have received and approved in form and substance satisfactory to Lender the following: (A) if requested by Lender, a soils report; (B) a copy of any Plans and Specifications for the Construction Improvements, certified as complete by the Architect, and, if requested by Lender, a copy of any Plans and Specifications for the Tenant Improvements, together with evidence of all necessary or appropriate approvals of governmental agencies or private parties; (C) evidence of all necessary or appropriate approvals, building permits and licenses for the construction of the Construction Improvements from all applicable Governmental Authorities; (D) copies of all agreements which are material to Completion of the Construction Improvements, including the Construction Agreement with the General Contractor, as to disbursements relating to the construction of the Construction Improvements and, if requested by Lender, all agreements material for the construction of the Tenant Improvements, including the applicable Construction Agreements with other Contractors as to disbursements relating to the construction of the Tenant Improvements; (E) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency; (F) a final Loan Budget and (G) a construction costing analysis; and

(v)	the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any representation or warranty expressly qualified by materiality or Material Adverse Effect, in all respects) on and as of such date of such borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty expressly qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

3.2	ACCOUNT AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan and Borrowers’ Funds, when qualified for disbursement (subject to the portion of the Initial Disbursement that shall be funded into the Guarantor Reserve Account), shall be deposited into the Master Operating Account or otherwise disbursed to or for the benefit or account of Borrowers under the terms of this Agreement, the Borrowers Cash Management Agreement and the Guarantor Cash Management Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer, shall be subject to the provisions of Section 3.3. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrowers to request such disbursements until such time as written notice of Borrowers’ revocation of such authority is received by Lender at the address shown in Section 12.4.

Except as otherwise provided in the Loan Documents or as set forth in the Loan Budget in Column D, “Borrowers’ Equity Contributed Upon Closing To Fund Estimated Cost Already Incurred In Relation to (C) Remaining Costs”, all of the Borrowers’ Funds which are deposited with Lender by Borrower pursuant to the Loan Documents, shall be placed in the subaccount of the Guarantor Reserve Account with, and controlled by, Lender for disbursement under this Agreement and the Guarantor Cash Management Agreement.

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3.3	FUNDS TRANSFER DISBURSEMENTS. Borrowers hereby authorize Lender to disburse the proceeds of the Loan made by Lender or its affiliate in accordance with the Loan Documents and the terms of the Disbursement Instruction Agreement, as amended or replaced from time to time in accordance with the terms thereof.

3.4	LOAN DISBURSEMENTS.

(a)	Initial Disbursement. Subject to the conditions set forth in Section 3.1(a) and this Section 3.4, the Initial Disbursement in an amount equal to $71,011,800 shall be disbursed on the Effective Date less certain Lender fees, costs and expenses agreed to by Borrowers in accordance with a settlement statement approved by Lender and the Borrowers.

(b)	Subsequent Disbursements.

(i)	Subject to the conditions set forth in Section 3.1(b), this Section 3.4 and Section 3.5, following the Initial Disbursement, the undisbursed Commitment Amount shall be disbursed in accordance with the terms and conditions of Exhibit D, subject to a retention in accordance with Section 3.6 hereof, by deposit into the Master Operating Account. Disbursements made after the deposit of Borrowers’ Funds shall be made first from the Guarantor Reserve Account until such designated Borrowers’ Funds therein are depleted in accordance with the Guarantor Cash Management Agreement.

(ii)	In no event will Lender make disbursements (A) more frequently than monthly, or (B) with respect to disbursements relating to the Construction Improvements, in excess of the percentage of construction completed for such Construction Property as certified by Lender’s inspector. The maximum amount of advances which Borrowers may request for a Property or for any component or phase thereof shall be as set forth in the Property Level Budget for such Property.

(iii)	Subject to the reallocations permitted by Lender pursuant to Section 3.5 hereof, Lender shall not be obligated to disburse Loan proceeds for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same “line-item” in the Property Level Budget or Loan Budget, as applicable, for which requests for advances have previously been submitted and approved, exceeds the amount set forth in the Property Level Budget or Loan Budget, as applicable, for such line-item.

(iv)	At its option, Lender may make disbursements to cover any expenses or charges which are to be borne by Borrowers, including, but not limited to, the cost of any required legal fees, appraisals, inspections, certifications or surveys. In its reasonable judgment, Lender may make any disbursements by payment to Borrowers or jointly to Borrowers and any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Construction Improvements. All disbursements shall be applied by Borrowers solely for the purposes for which the funds have been disbursed. Developer’s fees payable to a developer that is not a Related Person (unless such fees are payable to a Related Person pursuant to the “Interest Reserve, Advisory Fees, CF Shortfall Net of NOI Offsets” Line Item Loan Budget to be paid pursuant to the Advisory Agreement or otherwise approved by Lender, all of which are hereby expressly permitted) will be disbursed pursuant to the applicable Development Agreement under the applicable Construction Property at the time of the requested advance.

(v)	All disbursements shall be made first from Borrowers’ Funds and then from available Loan funds. In addition, the $6,000,000 in equity deposited into the

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Master Operating Account for the payment of items described in Column D of the Loan Budget (and as further described in the Property Level Budgets) shall be disbursed by Borrowers for the payment of such costs prior to any Loan proceeds being disbursed for such items.

(vi)	If the outstanding principal balance of the Loan ever exceeds the maximum amount of the Loan, then all such amounts shall nonetheless be evidenced by the Note, guaranteed by the Guaranty and secured by the Security Instruments; however, Borrowers shall, within five (5) Business Days after Lender’s demand or Borrowers’ earlier discovery of such advance, pay to Lender an amount equal to such excess principal amount and accrued but unpaid interest thereon.

(vii)	All requests for advances shall clearly identify any amounts requested for payment to a Related Person. Unless expressly set forth in the then effective Loan Budget or this Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Related Person will be paid directly or indirectly from any proceeds of the Loan without Lender’s prior written approval.

(viii)	In addition to, and not in lieu of any condition set forth in this Section above, Lender shall have the right to condition any disbursement related to the Construction Improvements upon Lender’s receipt and approval of the following: (A) bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested line-item in the Loan Budget; (B) evidence of Borrowers’ use of a lien release, joint check and voucher system reasonably acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant; (C) architect’s, Lender’s inspector’s periodic certifications of the percentage and/or stage of construction that has been completed for the applicable Construction Property and its conformance to the Plans and Specifications and governmental requirements based upon any such Lender’s inspector’s periodic physical inspections of the Construction Properties; waivers and releases of any mechanics’ lien, stop payment notice claim, equitable lien claim or other lien claim rights; and (D) any other document, requirement, update, evidence, endorsement, certification or information that Lender may request under any provision of the Loan Documents.

(c)	All disbursements shall be held by Borrowers in trust and applied by Borrowers solely for the purposes for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower’s use or application of the disbursements.

3.5	REALLOCATIONS. Notwithstanding anything to the contrary contained herein, the Loan Budget represents an aggregate budget for the Properties, and Property Level Budgets totaling the amounts set forth in the Loan Budget are attached as Exhibit I. Borrowers shall not be entitled to require that Lender reallocate Loan proceeds from any line item in any Property Level Budget or the Loan Budget to another line item except as follows. To the extent true cost savings should be incurred with respect to any line item in a Property Level Budget, which such cost savings are verifiable by Lender in Lender’s sole but reasonable discretion, Borrowers may request that Lender reallocate such cost savings (i) to one or more line items in the same Property Level Budget and, absent the then existence and continuance of a Default, Lender shall not withhold its consent to such reallocation, or (ii) to one or more line items in a different Property Level Budget, such consent to be in Lender’s reasonable discretion. If any Loan proceeds are reallocated at the request of Borrowers and in accordance with this Section 3.5, then Exhibit C shall be deemed amended in accordance with such reallocation. Lender reserves the right, at its option, while a Default exists, to disburse Loan proceeds allocated to any of the line items for such other purposes (including the payment of interest on the Note) or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.

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3.6	WITHHOLDING OF ADVANCES; RETENTION. Lender may withhold advances with respect to the construction of the Construction Improvements under the following circumstances, in addition to the circumstances described in Sections 11.2 and 11.5 hereof:

(a)	Lender may withhold any advance if the request therefor is not accompanied by executed statutory lien waivers for all work done by all applicable Major Subcontractors or General Contractor (on its behalf and on behalf of all subcontractors) or from such other parties as required by the Title Company to issue any title endorsement required hereunder, equipment leased and materials supplied through the date of the immediately preceding request for an advance.

(b)	Except as provided below, ten percent (10%) of each advance for hard costs shall be retained by Lender until (i) the applicable Architect has certified, and the Lender’s inspector has confirmed, on AIA Form G704 or other appropriate form, that the relevant Construction Improvements have been substantially completed in accordance with the applicable Plans and Specifications; (ii) each applicable Governmental Authority shall have duly inspected and approved the relevant Improvements and issued the appropriate temporary or permanent certificate of occupancy to evidence such approval or such other documentation issued by the applicable Governmental Authority to evidence such approval reasonably acceptable to Lender; (iii) thirty (30) days shall have elapsed from the date of Completion of the Construction Improvements; and (iv) Lender has received the following endorsements to the applicable Title Policy in form and content satisfactory to Lender: a date-down endorsement and other endorsements amending the mechanic’s and materialmen’s lien coverage and, if applicable, deleting the pending disbursements clause. The retainage portion of each advance for labor, services and/or material will be disbursed following such timely Completion of the Construction Improvements unless Lender, in its sole discretion, agrees to disbursements at an earlier stage. Notwithstanding the foregoing, Lender agrees that after construction of the Construction Improvements have reached fifty percent (50%) of Completion, as determined in the reasonable judgment of Lender, then Borrowers, at their option, may instruct Lender to make a disbursement from such retainage in an amount specified by Borrowers, but in no event in an amount which would cause the retainage, after such disbursement, to be less than five percent (5%) of the total amount of all hard costs construction line items previously disbursed, calculated as of the date of such instruction by Borrowers and with respect to each and every draw request funded thereafter.

(c)	Any one or more advances may be withheld in whole or in part if Lender determines that the requested advance(s) would cause the amount committed or advanced to exceed the limitations set forth in the then effective Loan Budget or the limitations in Section 3.4.

3.7	TENANT IMPROVEMENTS / LEASING COMMISSIONS. Borrowers shall be entitled to receive aggregate advances, not to exceed the amounts set forth in the “Tenant Improvements” and “Leasing Commissions” line items, respectively, of the Property Level Budget, each as applicable with respect to each Property, for the payment of Tenant Improvements and Leasing Commissions incurred (collectively, “TI/LC Expenses”) in leasing space within such Property. Advances may be obtained by submitting to Lender a draw request otherwise complying with this Agreement, specifying the amount requested and the cost or costs to be paid with the requested funds, together with such supporting invoices, lien waivers, certificates, affidavits and other supporting documents as Lender may reasonably request. Advances for the payment of Leasing Commissions with respect to a given project lease shall be payable: (a) fifty percent (50%) upon execution of the lease; and (b) fifty percent (50%) upon the earlier of the (1) the first payment of rent under such lease or (2) delivery to Lender of an acceptable estoppel certificate signed by the tenant following the tenant’s occupancy and opening for business.

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3.8	INTEREST RESERVE ADVANCES. At its option, Lender may make disbursements directly to Lender for the payment of interest which accrues and becomes due under the Note, if and to the extent the Loan Budget includes a line-item for interest reserve advances.

3.9	LENDER’S OPTIONAL DISBURSEMENTS. During the occurrence and continuance of a Default, Lender may make disbursements to cover any expenses or charges which are to be borne by Borrowers, including, but not limited to, the cost of any required legal fees, appraisals, inspections, certifications or surveys. Upon Borrowers’ request or during the occurrence and continuance of a Default, Lender may make any disbursements by payment to Borrowers or jointly to Borrowers and a General Contractor, Architect, subcontractor, supplier, or other Person performing work or furnishing materials in connection with the construction of the Construction Improvements. All disbursements shall be applied by Borrowers solely for the purposes for which the funds have been disbursed.

ARTICLE 4. CONSTRUCTION

4.1	COMMENCEMENT OF CONSTRUCTION. Borrowers shall (1) have commenced or will commence construction of the Construction Improvements with respect to the Bluegrass Valley II Property without delay after recordation of the Security Instruments, (2) Complete construction of the Construction Improvements with respect to the Bluegrass Valley II Property, free and clear of any mechanics’ and materialmen’s liens and stop payment notices, as applicable, in accordance with the Plans and Specifications and other provisions of the Loan Documents, with all construction costs having been paid, on or before the Original Maturity Date and (3) have commenced construction of the Construction Improvements with respect to the Lehigh Valley II Property at least ninety (90) days prior to the Original Maturity Date (or, if the Borrowers exercise the Option to Extend, at such date as required pursuant to Section 2.13(i) above).

4.2	COMPLETION OF CONSTRUCTION. Subject to Sections 4.1 and 4.3, Borrowers shall Complete construction of the Improvements (other than with respect to the Lehigh Valley II Property) on or before the Original Maturity Date.

4.3	FORCE MAJEURE. The time within which construction of the Construction Improvements and, if permitted by the applicable Lease, each applicable Tenant Improvements, must be Completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor; provided, however, that Borrowers shall furnish Lender with written notice satisfactory to Lender evidencing any such delay within ten (10) days from the date any Borrower becomes aware of the occurrence of any such delay. Other than with respect to the Lehigh Valley II Property, in no event shall the time for Completion thereof be extended beyond the earlier of (i) the Maturity Date or (ii) more than ninety (90) days beyond the outside date for Completion as set forth in Section 4.2 above.

4.4

CONSTRUCTION AGREEMENT. Prior to the commencement of any work, each Construction Borrower and applicable General Contractor shall have entered into and delivered to Lender a Construction Agreement pursuant to the terms and conditions of which each such General Contractor is to construct the Construction Improvements and prior to any work on Tenant Improvements, each applicable Borrower and the applicable Contractor shall have entered into and, if requested by Lender, delivered to Lender a Construction Agreement pursuant to the terms and conditions of which the applicable Contractor is to construct the applicable Tenant Improvements. Borrower shall require each General Contractor, as to the Construction Improvements, and the applicable Contractor, as to the applicable Tenant Improvements, to perform in accordance with the terms of the applicable Construction Agreement and shall not materially amend, modify or alter the responsibilities of such General Contractor or the other Contractors, as applicable, under the applicable Construction Agreement without Lender’s prior written consent. Promptly following the later of the (a) Effective Date and (b) the execution of a

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General Contract, each applicable Construction Borrower shall execute an assignment of such Borrower’s rights under the Construction Agreements to Lender as security for such Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the applicable General Contractor to consent to any such assignment pursuant to a Contractor’s Consent, in form and substance acceptable to Lender, and shall cause each Contractor to consent to such assignment pursuant to a Contractor’s Consent in the form attached hereto as Exhibit G. Notwithstanding the foregoing, if requested by Lender, each applicable Borrower shall cause each Contractor for any Tenant Improvements to execute and deliver to Lender a Contractor’s Consent in the form of Exhibit G hereto.

4.5	ARCHITECT’S AND DESIGN PROFESSIONAL’S AGREEMENT. Prior to the commencement of any work, each Construction Borrower and applicable Architect shall have entered into an Architect’s Agreement, pursuant to which each such Architect designed the applicable Construction Improvements. In connection with each Approved Lease for which Tenant Improvements are to be constructed, each applicable Borrower and the applicable Design Professionals shall have entered into a Design Professional Agreement, pursuant to which such Design Professional will design the Tenant Improvements. Each applicable Borrower shall require such Architect and Design Professionals to perform in accordance with the terms of each applicable Architect’s Agreement and each applicable Design Professional Agreement, respectively, and shall not materially amend, modify or alter the responsibilities of such Architect and Design Professionals under each Architect’s Agreement and each applicable Design Professional Agreement, respectively, without Lender’s prior written consent. Promptly following the later of the (a) Effective Date and (b) the execution of an Architect’s Agreement or other Design Professional Agreement, each Construction Borrower shall execute an assignment of the Architect’s Agreements and all other Design Professional Agreements and the Plans and Specifications prepared by such Architect and to be prepared by such Design Professionals, with respect to the Construction Improvements, to Lender as additional security for Borrowers’ performance under this Agreement and the other Loan Documents and shall cause each Architect to execute and deliver to Lender an assignment of each applicable Design Professional’s Agreement, pursuant to those certain Architect’s Consents and Assignments of Design Professional Agreements and Plans and Specifications, in a form acceptable to Lender, and each such Design Professional shall concurrently execute and deliver to Lender a Design Professional Consent, in the form of the Design Professional’s Consent attached hereto as Exhibit F. Notwithstanding the foregoing, if requested by Lender, each applicable Borrower shall cause each Design Professional for any of the Tenant Improvements to execute and deliver to Lender a Design Professional Consent in the form of Exhibit F hereto.

4.6	PLANS AND SPECIFICATIONS.

(a)	Changes; Lender Consent. Prior to the commencement of construction on the Lehigh Valley II Property, Lender shall have reviewed and approved the Plans and Specifications for the Lehigh Valley II Property. Except as otherwise provided in this Agreement, no Borrower shall make any changes in the Plans and Specifications without Lender’s prior written consent if such change: (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Construction Improvements; (ii) would result in a total increase of construction costs for the Improvements (whether by single change or multiple changes) in excess of the greater of (A) $100,000.00 or (B) five percent (5%) of the total construction hard costs of the applicable Construction Improvements as reflected in the Loan Budget; (iii) would affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Construction Improvements; or (iv) requires the approval of any tenant required under such applicable Lease or governmental authority. Without limiting the above, Lender agrees that a Borrower may make minor changes in the Plans and Specifications without Lender’s prior written consent, provided that such changes do not violate any of the conditions specified herein. Borrowers shall at all times maintain, for inspection by Lender, a full set of working drawings of the Constructions Improvements.

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(b)	Changes; Submission Requirements. Borrowers shall submit any proposed change in the applicable Plans and Specifications of the Construction Improvements requiring Lender’s consent to Lender at least five (5) Business Days prior to the commencement of construction relating to such proposed change. Requests for any change which requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form acceptable to Lender, signed by such Borrower and, if required by Lender, also by the applicable Architect and General Contractor. At its option, Lender may require the Borrowers to provide: (i) evidence satisfactory to Lender of the cost and time necessary to complete the proposed change; (ii) a deposit in the amount of any increased costs into the Guarantor Reserve Account only if as a result of the funding, the Loan will be out of balance, or Borrowers may pay the difference for such construction cost increase as a condition to any further advances by Lender hereunder for the Improvements; and (iii) a complete set of “as built” Plans and Specifications for the Completed Improvements (if required by Lender).

(c)	Consent Process. Each Borrower acknowledges that Lender’s review of any changes and required consent may result in delays in construction and hereby consents to any such delays. Failure by Lender to respond by either approving or disapproving a request submitted within five (5) Business Days of delivery of the request for consent or approval and all information required for the evaluation of such request constitutes Lender’s approval of the item submitted for approval.

(d)	Final Plans and Specifications. Upon Completion of the Construction Improvements, Borrowers shall deliver to Lender within ten (10) days of receipt thereof from the applicable Architect a set of such final “as built” Plans and Specifications.

4.7	CONTRACTOR/CONSTRUCTION INFORMATION. Within ten (10) days of Lender’s written request, Borrowers shall deliver to Lender from time to time in a form acceptable to Lender: (a) a list detailing the name, address and phone number of each General Contractor and each Major Subcontractor to be employed or used for construction of the Construction Improvements and, if requested by Lender for any Tenant Improvements, any other Contractor, together with the dollar amount, including changes, if any, of each contract for each General Contractor and each Major Subcontractor and other Contractors, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract for each General Contractor and each Major Subcontractor (to the extent available) and other Contractors (to the extent available) identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Construction Improvements or Tenant Improvements, as applicable, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Lender acknowledges that R.S. Mowery & Sons, Inc., The Conlan Company and Butters Construction & Development, Inc. are approved as Contractors; provided, however, that such approval shall not constitute a warranty of qualification by Lender. Lender may contact any Contractor to discuss the course of construction provided Borrower receives notice of such contact.

4.8	PROHIBITED CONTRACTS. Without Lender’s prior written consent, no Borrower shall contract for any materials, furnishings, equipment, fixtures or other parts or components of the Construction Improvements, if any third party shall retain any ownership interest (other than lien rights created by operation of law) in such items after their delivery to a Construction Property. Such Borrower shall have five (5) days to effect the removal of any such retained interest.

4.9

LIENS AND NOTICES. If a lien affidavit is recorded or a notice of claim for unpaid work, materials or specially fabricated items or a notice of a contractual retainage claim is given to the any Borrower or Contractor which affects any Property, such Borrower shall, within thirty (30)

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calendar days of such recording or receipt of such notice or within five (5) calendar days of Lender’s demand, whichever occurs first: (a) pay and discharge the lien claim; (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with other assurances which Lender deems, in its reasonable discretion, to be necessary for the contest and payment of such lien claim and for the full and continuous protection of Lender from the effect of such lien claim.

4.10	CONSTRUCTION RESPONSIBILITIES. Construction Borrowers shall construct or cause to be constructed the Construction Improvements in a workmanlike manner according to the applicable Plans and Specifications. Construction Borrowers shall comply in all material respects with the applicable construction schedule furnished to Lender and shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property or Improvements. Each portion and all of the Construction Improvements, except for approved off-site improvements, shall be constructed within building restriction and set-back lines, and shall not encroach upon, overhang or interfere with any easement, right-of-way, floodplain or other property. Construction Borrowers shall not commence the construction of any improvements on the Construction Property, except for those set forth in the applicable Plans and Specifications, without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Borrowers shall be solely responsible for all aspects of Borrowers’ business and conduct in connection with the Properties, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with Applicable Laws, the supervision of the work of construction, the qualifications, and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform any Borrower or any third party of any aspect of the construction of the Construction Improvements or any other matter referred to above.

4.11	ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS. Without Lender’s prior written consent, no Borrower shall cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of any Property pursuant to: (a) contractual agreements among property owners and/or other governmental or quasi-governmental agencies or political subdivisions or districts, or other entity providing such community facilities; or (b) any state, county or municipal ordinance, law, regulation or statute. Nor shall any Borrower cause or otherwise consent to the levying of special taxes or assessments against any Property by any such assessment district or community facilities district.

4.12	DELAY. Borrowers shall promptly notify Lender in writing of any event causing material delay or interruption of construction, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.

4.13

INSPECTIONS. In connection with any request for a disbursement of the Loan related to construction of the Construction Improvements or any Tenant Improvements, Lender or its agent shall have the right to inspect and approve in accordance with the terms hereunder the Tenant Improvements and Construction Improvements and the construction work thereof prior to and as a condition precedent to disbursing any such Loan proceeds. Subject to the rights of tenants under Approved Leases and upon reasonable prior notice to the applicable Borrower, Lender and its employees and its agent shall have the right to enter upon a Property at all reasonable times from time to time (including with respect to clause (b) herein, whether before or after the commencement of a foreclosure proceeding) to inspect (a) the Tenant Improvements, (b) the Construction Improvements and the construction work related to the Construction Improvements to verify information disclosed or required pursuant to this Agreement and (c) a Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials (as defined in the Hazardous Materials Indemnity Agreement) into, onto, beneath or from such Property. Any inspection or review of the

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Improvements by Lender with regard to clause (a) above is solely to determine whether Borrowers are properly discharging their obligations to Lender and may not be relied upon by Borrowers or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrowers or any third party to protect against, or to inform Borrowers or any third party of, any negligent, faulty, inadequate or defective design or construction of the Construction Improvements as determined by Lender. All inspection costs of Lender shall be at Borrowers’ cost and expense.

4.14	SURVEYS. Upon Lender’s written request, Borrowers shall promptly deliver to Lender: (a) a perimeter survey of each Construction Property; (b) upon completion of the foundations of the applicable Construction Improvements, a survey showing the location of such Construction Improvements on the applicable Construction Property and confirming that the Construction Improvements are located entirely within the applicable Construction Property and do not encroach upon any easement, or breach or violate any governmental requirement; and (c) upon completion of the Construction Improvements, an as-built survey of the applicable Construction Property. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to Lender and the Title Company, shall be prepared according to current ALTA/ACSM Minimum Standard Detail Requirements and any additional items required by Lender or the Title Company, and shall be certified to Lender and the Title Company.

4.15	IN BALANCE PAYMENTS. The Loan shall at all times be In-Balance. If Lender determines at any time that the Loan is not In-Balance, then Borrowers shall deposit the necessary In-Balance Payments with Lender in the Guarantor Reserve Account following Lender’s written demand and prior to the next draw request.

ARTICLE 5. INSURANCE

Borrowers shall, while any obligation of any Borrower or the Guarantor under any of the Loan Documents remains outstanding, maintain at Borrowers’ sole expense, with licensed insurers approved by Lender, the following policies of insurance with respect to each Property in form and substance satisfactory to Lender. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

5.1	TITLE INSURANCE. A Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Security Instruments upon the Properties, subject only to matters approved by Lender in writing. During the term of the Loan, Borrowers shall deliver to Lender, within five (5) days of Lender’s written request, such other endorsements to the Title Policy as Lender may require.

5.2	PROPERTY INSURANCE. A Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including, without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property and Improvements in an amount not less than one hundred percent (100%) of the full replacement cost at the time of Completion of the Improvements. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise.

5.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation, but in no event more than the maximum limit available under the National Flood Insurance Act.

5.4

LIABILITY INSURANCE. A policy of commercial general liability insurance on an occurrence basis, with a combined limit of not less than $5,000,000 in the aggregate and for each occurrence, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements. During the period of any

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construction, Borrowers shall cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Lender may require that Lender be named as an additional insured on any such policy. Whether any Borrower employs a general contractor or performs as owner-builder, Lender may require that coverage include statutory workers’ compensation insurance.

5.5	OTHER COVERAGE. Borrowers shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards with respect to a Property or Properties which at the time are required to be insured against by Lender in accordance with commercially reasonable market standards for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include, but are not limited to, coverage for earthquake, wind, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

5.6	GENERAL. Borrowers shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable without ten (10) days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Lender of any other cancellation. Borrowers shall provide notice of any modification that constitutes a reduction in coverage. Lender shall be named under a Lender’s Loss Payable Endorsement or a Standard Mortgagee Clause (in form acceptable to Lender) on all insurance policies which each Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus of “A-VI” or better.

5.7	COLLATERAL PROTECTION INSURANCE NOTICE. (A) EACH BORROWER IS REQUIRED TO: (i) KEEP THE PROPERTIES AND IMPROVEMENTS INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED BY LENDER PURSUANT TO THE TERMS HEREOF; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE WHERE ANY SUCH PROPERTY IS LOCATED OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWERS MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF BORROWERS FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWERS AT BORROWERS’ EXPENSE.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, each Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

6.1	AUTHORITY/ENFORCEABILITY. Each Borrower is in compliance, in all material respects, with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers and organizational authority to borrow, own, improve and operate the Properties and Improvements as contemplated by the Loan Documents.

6.2	BINDING OBLIGATIONS. Each Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of such Borrower.

6.3

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrowers have delivered to Lender all formation and organizational documents of Borrowers, Guarantor and Indemnitor, and each of their respective Constituent Entities, and all such formation and organizational documents remain

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in full force and effect and have not been amended or modified since they were delivered to Lender. Borrowers shall not and shall not allow Guarantor and Indemnitor and any of their respective Constituent Entities to amend, supplement or restate any of such formation and organizational documents if it would have a Material Adverse Effect. Borrowers shall immediately provide Lender with copies of any amendments, supplements or restatements of the formation or organizational documents of any Borrower, Guarantor and Indemnitor. A true and accurate organizational chart showing the direct and indirect owners of Borrower is attached hereto as Schedule 6.3.

6.4	NO VIOLATION. Borrowers’ execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to any Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which any Borrower is or any Property and Improvements are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5	COMPLIANCE WITH LAWS; USE. Borrowers have, and at all times shall have obtained (when necessary and applicable), all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Properties and Improvements, and shall maintain compliance with all governmental requirements applicable to the Properties and Improvements and all Applicable Laws necessary for the transaction of its business, other than de minimis non-compliance, and shall require its lessees or licensees to do the same. Each Property is one or more parcels, each lawfully created in compliance with all subdivision laws and ordinances, and is in compliance with applicable zoning laws for the stated use of the Property and Improvements as disclosed to Lender at the time of execution hereof.

6.6	LITIGATION. Except as disclosed in Schedule 6.6 attached hereto, there are no claims, actions, suits, or proceedings pending, or to any Borrower’s knowledge threatened, against any Borrower or affecting any Property that could have a Material Adverse Effect.

6.7	FINANCIAL CONDITION. The financial statements of Borrowers (including operating statements for each Property) and Guarantor heretofore and hereafter delivered to Lender by Borrowers or Guarantor are or will (i) be materially complete and correct, (ii) present fairly and accurately the financial condition of such party, (iii) disclose all liabilities that are required by the Liquidation Basis Accounting (GAAP) consistently applied, to be reflected or reserved against, and (iv) be prepared in accordance with the same accounting standard used by Borrowers or Guarantor to prepare the financial statements delivered to and approved by Lender in connection with the making of the Loan, or other accounting standards approved by Lender. Since the date of such financial statements, there has been no change in such financial condition which could reasonably be expected to have a Material Adverse Effect, nor has any asset or properties reflected on such financial statement been sold, transferred, assigned mortgaged, pledged or encumbered which would have a Material Adverse Effect, except as previously disclosed in writing by Borrowers or Guarantor to Lender. Each Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8	NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of any Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, no Borrower has entered into any material transaction which is not disclosed in such financial statements and which could have a Material Adverse Effect.

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6.9	LOAN PROCEEDS AND ADEQUACY. The undisbursed Loan proceeds, together with Borrowers’ Funds and all other sums provided by Borrowers are sufficient to construct the Construction Improvements and Tenant Improvements in accordance with the terms and conditions of this Agreement.

6.10	ACCURACY. To the best of each Borrower’s knowledge, all reports, documents, instruments and written information delivered by Borrowers or Guarantor to Lender in connection with the Loan, as of the date delivered: (i) are correct in all material respects and sufficiently complete to give Lender accurate knowledge of their subject matter thereof; and (ii) do not contain any material misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading in any material respect.

6.11	TAX LIABILITY. Each Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and no Borrower has knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12	UTILITIES. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the operation and occupancy of each Property are available at or within the boundaries of such Property.

6.13	COMPLIANCE. Each Borrower is familiar with and in compliance with all governmental requirements for the ownership, occupancy and operation of the Properties and will conform to and comply with all governmental requirements and the Plans and Specifications.

6.14	AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Construction Improvements have been designed and constructed and completed, and will hereafter be maintained, and any Construction Improvements will be designed, constructed and maintained, in compliance with all of the requirements of the ADA, and with any and all similar Applicable Laws of the State where any such Property is located, as each may be amended from time to time. Borrowers shall be responsible for all ADA compliance costs.

6.15	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrowers and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of any Borrower.

6.16	TAX SHELTER REGULATIONS. Neither any Borrower nor Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrowers, or any other party to the Loan determines to take any action inconsistent with such intention, Borrowers will promptly notify Lender thereof. If any Borrower so notifies Lender, Borrowers acknowledge that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

6.17	FULL FORCE AND EFFECT. The Note and other Loan Documents are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement has been taken.

6.18	NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which any Borrower is a party or by which any Borrower may be bound that requires the subordination in right of payment of any of Borrowers’ obligations under this Agreement to any other obligation of any Borrower.

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6.19	PERMITS; FRANCHISES. Borrowers possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

6.20	OTHER OBLIGATIONS. Borrowers are not in default (beyond applicable notice and cure periods) on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, which default shall result in a loss, payment or liability in excess of (i) $500,000 for all such defaults applicable to a single Property or (ii) $1,500,000, in the aggregate for such defaults with respect to all the Properties; provided, however, Borrowers will not be deemed to be in default if Borrowers are engaged in and diligently pursuing in good faith proceedings appropriate to contest the validity or amount of such obligation.

6.21	LEASES. The Schedule of Leases attached hereto as Schedule 6.22 is, as of the date hereof, a true, accurate and complete list of all Leases.

6.22	MATERIAL CONTRACTS. As of the date hereof, no Material Contracts affect any Property.

6.23	SANCTIONS. (a) No Person within the Borrowing Group is or will be a Sanctioned Person; (b) no Person within the Borrowing Group is or will be controlled by or is acting on behalf of a Sanctioned Person; (c) no Person within the Borrowing Group is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; (d) no Person within the Borrowing Group will use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (e) no Person within the Borrowing Group will fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (f) Borrower will ensure that appropriate controls and safeguards are in place to fully comply with this Section and the Borrower will notify the Lender in writing not more than three (3) Business Day after becoming aware of any breach of this Section.

6.24	PROJECT INFORMATION. (a) The recitals described in this Agreement with respect to the project are true and correct; (b) each Property includes, or will include upon the Completion of construction, adequate on-site parking to comply with Applicable Laws; (c) each the Property currently abuts and has paved access to, or will have paved access to a completed and dedicated public thoroughfare; (d) all water, sewer, natural gas (if applicable), electricity, refuse collection and telephone service, and police and fire protection, necessary for construction of the Construction Improvements, and operation of each Property after Completion, are available or will be available upon the Completion of construction, and Borrowers will cause such utilities to be installed and connected to each Property, to the extent not already installed and connected; and (e) no Borrower has knowledge that any archaeological ruins, discoveries or specimens exist on any Property.

6.25

REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each request by Borrowers for an advance under this Agreement shall constitute an affirmation on the part of each Borrower that the representations and warranties contained in this Agreement and the other Loan Documents given in connection with the Loan are true and correct in all material respects (or, in the case of any representation or warranty expressly qualified by materiality or Material Adverse Effect, in all respects) on and as of such date of such borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or

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warranty expressly qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date. All representations and warranties made herein shall survive the execution of this Agreement, the making of all advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrowers hereunder and until the Loan has been paid in full.

ARTICLE 7. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING

SPECIAL PURPOSE ENTITY STATUS

7.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS. Each Borrower hereby represents, warrants and covenants to Lender, with regard to each such Borrower, as follows:

(a)	Limited Purpose. The sole purpose to be conducted or promoted by any Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the applicable Property and, if applicable, construct the Construction Improvements; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with each Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)	Limitations on Debt, Actions. Except as expressly permitted in the Loan Documents and notwithstanding anything to the contrary in any other document governing the formation, management or operation of each Borrower, no Borrower shall (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 7.1; (iii) incur, create or assume any indebtedness or liabilities other than (A) the Loan; (B) any Swap Agreement between Borrower and Lender; (C) taxes applicable to the applicable Property; (D) any Permitted Debt; and (E) tenant improvement and leasing commission liability, which are not financed outside this Loan; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that a Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Properties and incidental personal property necessary for the ownership or operation of the Properties; or (viii) take any material action without the written approval of all members and general partners, as applicable, whose approval is required by the organizational documents of each Borrower.

(c)

Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, each Borrower represents and warrants that in the conduct of its operations since its organization has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational

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formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of each Borrower from such Affiliate and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, except as contemplated by the Loan Documents; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (viii) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business in its own name, and to the extent any Borrower uses stationery, invoices or checks, use separate stationery, invoices and checks bearing its own name; (x) not commingle its assets or funds with those of any other Person; (xi) except as contemplated by the Loan Documents, not assume, guarantee or pay the debts or obligations of any other Person; (xii) correct any known misunderstanding as to its separate identity; (xiii) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xiv) not make loans or advances to any other Person; (xv) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) intentionally omitted; and (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall only apply to the extent that there is positive net cash flow at the Properties after the payment of all operating expenses and debt service on the Loan, and shall not require any equity owner to make additional capital contributions to Borrowers.

Failure of any Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of such Borrower as a separate legal entity.

(d)	SPE Covenants in Borrower Organizational Documents. Each Borrower covenants and agrees to incorporate the provisions contained in this Section into such Borrower’s organizational documents and such Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section without the prior written consent of the Lender.

ARTICLE 8. HAZARDOUS MATERIALS

8.1	HAZARDOUS MATERIALS INDEMNITY AGREEMENT. Simultaneously herewith, Borrowers and Guarantor have executed and delivered to Lender the Hazardous Materials Indemnity Agreement, which Hazardous Materials Indemnity Agreement is not secured by the Security Instrument.

ARTICLE 9. COVENANTS OF BORROWERS

9.1

EXPENSES. Borrowers shall promptly pay Lender following receipt of written request therefor all actual out-of-pocket costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) any modifications and amendments, if any, of this Agreement, any of the Other Loan Documents or any Other Related Documents; (c) the processing of any Borrower or Guarantor requests made hereunder, under any of the other Loan Documents and under any Other Related Document; (d) the enforcement or satisfaction by Lender of any of Borrowers’

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obligations under this Agreement, the other Loan Documents and Other Related Documents; or (e) otherwise protecting Lender’s interests under this Agreement, any other Loan Document and any Other Related Documents, including, without limitation, in connection with any “work-out” of the Loan or any bankruptcy, insolvency, receivership, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Loan Party or an assignment by any Loan Party for the benefit of its creditors. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all (in each case, reasonable except in the event a Default exists) appraisal fees, cost engineering, monthly inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording taxes, recording fees, filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance and endorsement premiums, title surveys, release and notary fees. Borrowers recognizes and agree that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property and Construction Improvements by an independent supervising architect and/or cost engineering specialist: (i) prior to each advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon completion of all Construction Improvements; and (iv) at least annually thereafter; however such Appraisals shall be obtained at Lender’s sole cost other than (A) the Appraisal obtained in connection with approval of the Loan and approval of each option to extend the term of the Loan, (B) Appraisal obtained by reason of any regulatory requirements imposed on Lender, and (C) any Appraisal obtained during the existence of a Default. If any of the services described above are provided by an employee of Lender or its affiliates, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

9.2	ERISA COMPLIANCE. Borrowers shall at all times comply with the provisions of the Employment Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated and case law thereunder (“ERISA”) with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after any Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of such Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3	LEASING. Borrowers shall use commercially reasonable efforts to maintain all leasable space in the Properties leased at no less than fair market rental rates.

9.4	APPROVAL OF LEASES. No Borrower shall execute any Lease (including any renewals or material modifications or amendments) for all or any part of any Property unless same is an Approved Lease. Except for Deemed Approved Leases, Lender shall approve or disapprove any proposed Lease submitted by a Borrower within ten (10) days after such Borrower has submitted to Lender each of the following (collectively, the “Approval Information”): (i) a written request for approval, (ii) the proposed form of Lease (with any changes from the Approved Lease Form marked or redlined), and (iii) financial and background information regarding the proposed tenant and such other information reasonably requested by Lender. Provided no Default exists, any action with respect to any proposed Lease requiring Lender’s consent shall be deemed approved by Lender if Lender does not approve or disapprove any requested action within ten (10) Business Days after receipt by Lender of the Approval Information. Any such notice given by a Borrower under this Section 9.4 shall include in large, bold text: “THIS IS A REQUEST FOR LEASE APPROVAL. IF YOU DO NOT RESPOND WITHIN TEN (10) BUSINESS DAYS, YOU SHALL BE DEEMED TO HAVE APPROVED THIS REQUEST.” All Lease terminations (i) effective prior to the Lease expiration date or (ii) triggered for reasons other than an uncured default thereunder shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Any material change to the Approved Lease Form shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

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9.5	SNDA Delivery. In the event Lender requires a subordination, non-disturbance and attornment agreement in a form acceptable to Lender (“SNDA”) in connection with any one or more Leases of any Property, Borrowers shall use commercially reasonably efforts to deliver to Lender in recordable form, with property notary acknowledgements attached, the executed, unmodified originals of any such SNDA within thirty (30) days of Lender’s request for same. Each Borrower hereby acknowledges that Lender’s delivery of any such SNDA to a Borrower for execution shall be deemed equivalent to Lender’s written notice requesting the same of Borrowers.

9.6	DISTRIBUTIONS. In no event shall any operating income of any Borrower be distributed to any partner, venturer, member or equity investor of Borrower during the occurrence and continuance of a Default. Notwithstanding the foregoing, in the event any fees are not paid under the Advisory Agreement during the occurrence and continuance of a Default by reason of this Section (“Unpaid Advisory Fees”), then upon the cure of such Default, as confirmed by Lender acting reasonably in writing, Borrowers may make distributions pursuant to the terms herein.

9.7	SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of any Property (collectively, “Subdivision Map”), Borrowers shall submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender’s receipt of such Subdivision Map, Lender shall provide Borrowers written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrowers. Within five (5) Business Days after Lender’s request, Borrowers shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of such Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to any Security Instrument recorded in connection with such amendments, Borrowers shall deliver to Lender, at Borrowers’ sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of such Security Instrument. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section. For avoidance of doubt, Lender hereby approves the proposed lot line adjustment of the Bluegrass Valley II Property.

9.8

SECURITY DEPOSITS. Borrowers shall deposit into an account with and, to the extent permitted by Applicable Laws, controlled by Lender (the “Security Deposit Account”) security deposits under Approved Leases. As additional security for Borrowers’ performance under the Loan Documents, to the extent permitted by law, each Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Security Deposit Account, subject to tenant’s rights in and to the deposits under Approved Leases. Provided there is no Default by any Borrower in existence, Borrowers may withdraw funds from the Security Deposit Account for application as permitted under the applicable Approved Lease and to cover any amounts which Borrowers certify in writing to Lender are recoverable from the applicable tenant’s security deposit. Notwithstanding the foregoing, from time to time Lender may require an accounting from Borrowers of funds in the Security Deposit Account, and in the event that Borrowers’ accounting discloses a balance in the Security Deposit Account less than the aggregate amount of security deposits collected (less any amounts legitimately applied in accordance with this Section 9.8), Borrowers shall promptly, but in any event within five (5) Business Days and prior to any further withdrawals from the Security Deposit Account by Lender, fund additional monies into the Security Deposit Account such that no discrepancy remains. Upon satisfaction of the Loan in full, any tenant security deposits held by Lender shall be returned to Borrowers. Upon a Partial Release, any tenant security deposits held by Lender with respect to the Property or Properties subject to the Partial Release shall be returned to Borrowers. In addition, following termination of

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any Approved Lease, provided a Default does not then exist, any tenant security deposits held by Lender with respect to such terminated Approved Lease may be withdrawn by Borrowers to the extent that Borrowers are obligated to return same to tenant; provided, however, if a Default exists, Borrowers shall not have the right to withdraw such amounts directly, but may request a withdrawal of any tenant security deposits held by Lender with respect to such terminated Approved Lease and Lender shall either (i) make such funds available to Borrowers for return to the applicable tenant or (ii) return such funds directly to the tenant. Each Borrower hereby represents to and for the benefit of Lender that nothing contained in this Section 9.8 conflicts with the terms of any Approved Lease.

9.9	GOVERNMENTAL COMPLIANCE. Each Borrower shall comply (and shall cause its respective Property to comply) with all Applicable Laws other than de minimis non-compliance.

9.10	ASSIGNMENT. Without the prior written consent of Lender and except as otherwise provided with respect to Permitted Transfers, no Borrower shall assign such Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, each Borrower acknowledges that Lender would not make this Loan except in reliance on Borrowers’ expertise, reputation, prior experience in developing and constructing commercial real property, Lender’s knowledge of Borrowers, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.11	MANAGEMENT AND LEASING OF PROPERTIES. Subject to the last sentence of this Section 9.11, without the prior written consent of Lender, no Borrower shall enter into any agreement providing for the management, leasing or operation of any Property. Without the prior written consent of Lender, no Borrower shall terminate or materially amend the Management Agreement or any Listing Agreement required to be approved by Lender. Notwithstanding the foregoing, a Borrower may enter into without the consent of Lender an agreement for the leasing of a Property if such agreement is terminable without cause, payment or penalty upon thirty (30) days or less notice and following the execution of such agreement such Borrower shall not amend any such criteria.

9.12	SUBORDINATION OF MANAGEMENT AGREEMENT. Borrowers shall cause each Manager that enters into a Management Agreement to enter into a Management Agreement Subordination to subordinate such Management Agreement to the Loan and collaterally assign such Management Agreement to Lender. Any such agreement shall provide that Lender may terminate the Management Agreement without payment of termination fees, liquated damages or penalty upon the occurrence of (a) a Default or (b) a foreclosure of the applicable Security Instrument or the acceptance by Lender of a deed in lieu of foreclosure.

9.13	SUBORDINATION OF LISTING AGREEMENT. Borrowers shall cause each Listing Agent that enters into a Listing Agreement to enter into a Listing Agreement Subordination to subordinate such Listing Agreement to the Loan and collaterally assign such Listing Agreement to Lender, unless such Listing Agreement is terminable without cause, payment or penalty upon thirty (30) days or less notice. Any such agreement shall provide that Lender may terminate the Listing Agreement without payment of termination fees, liquated damages or penalty upon the occurrence of (a) a Default or (b) a foreclosure of the Security Instrument or the acceptance by Lender of a deed in lieu of foreclosure.

9.14

MANAGER. Each Borrower warrants, represents and agrees that it shall cause any Manager retained with respect to one or more Properties to operate, administer, manage and lease such applicable Properties in a commercially first class manner. Each Borrower warrants and represents that any existing Manager or any future Manager has or will have expertise in operating, managing, administering and leasing office building properties similar to the Property or Properties such Manager manages. In addition, each Borrower covenants and agrees that in no event shall such Borrower amend, modify, assign or terminate the terms and provisions of any

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Management Agreement (nor any of its rights thereunder) without the Lender’s prior written consent. Each Borrower covenants and agrees to promptly provide to Lender a copy of any such amendment, modification, assignment or termination.

9.15	DEVELOPMENT OF PROPERTIES. Except for the Development Agreements, no Borrower shall enter into any agreement providing for the development of any Property without Lender’s prior written consent. Without the prior written consent of Lender, Borrower shall not terminate or materially amend any Development Agreement or any development agreement approved by Lender.

9.16	SWAP AGREEMENTS. If any Borrower enters into any Swap Agreement with Lender, such Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction. If at any time any Borrower enters into a Swap Agreement in connection with the Loan, then such Borrower shall assign its rights to payment under such Swap Agreement to Lender as additional security for the Loan pursuant to a collateral assignment of interest rate protection agreement in form and content reasonably acceptable to Lender.

9.17	SUBORDINATION OF DEVELOPMENT AGREEMENT. Borrowers shall cause each Developer that enters into a Development Agreement with respect to the Bluegrass Valley II Property or the Lehigh Valley II Property or any new Development Agreement with respect to a Property or Properties after the Effective Date to enter into a Development Agreement Subordination to subordinate such Development Agreement to the Loan and collaterally assign such Development Agreement to Lender. Any such agreement shall provide that Lender may terminate the Development Agreement without payment of termination fees, liquated damages or penalty upon the occurrence of (a) a Default or (b) a foreclosure of the applicable Security Instrument or the acceptance by Lender of a deed in lieu of foreclosure.

9.18	PROPERTY TRANSFERS.

(a)	Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of any Property (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a lease of all or a material part of any Property for any purpose other than actual occupancy by a space tenant; and (ii) the Transfer of all or any part of a Borrower’s right, title and interest in and to any Lease or Lease payments.

(b)	Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Permitted Transfer or other Transfer, which is expressly permitted under this Agreement (including pursuant to Section 2.12 above); (ii) a Lease which is permitted under the terms of the Loan Documents; (iii) the sale of inventory in the ordinary course of business.

9.19	EQUITY TRANSFERS.

(a)

Prohibited Equity Transfers. Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner, managing member or non-member manager or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to

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such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(b)	Permitted Equity Transfers. Notwithstanding the foregoing or any other provision hereunder to the contrary, the following equity transfers shall be permitted and shall not be deemed Prohibited Equity Transfers (and each shall be permitted hereunder without the consent of Lender or the payment of any assumption fee), provided, (x) any of the applicable conditions set forth in this Section 9.19(b) are complied with by Borrower, and (y) Borrower pays all of Lender’s reasonable out of pocket costs and expenses, including, without limitation, all reasonable attorneys’ fees, in connection therewith.

(1)	any direct or indirect transfer of any membership interest in Holdco to IPT or an Affiliate thereof;

(2)	upon the consummation of the Spin-Off, any direct transfer of any membership interest in Holdco to the Trust; or

(3)	any transfer occurring by inheritance, devise, bequest, will, intestate succession or by operation of law upon the death of a natural person who is a beneficiary of the Trust; provided that a beneficiary of the Trust shall be allowed to assign or transfer a beneficial interest held by a tax-qualified employee retirement plan or account (including a regular IRA, a Keogh plan or a 401(k) plan) to the plan participant or account owner, but only if and to the extent that (x) a distribution from the plan or account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such plan or account, and (y) such RMD requirements cannot be satisfied by distributing other assets from such plan or account, or from other accounts of such account owner; and further provided, that the executor or administrator of the estate of a beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the beneficial interest held by the estate of such beneficiary if necessary in order to borrower money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the beneficiary.

(c)	SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of any Borrower under Article 7.

9.20	CERTIFICATES OF OWNERSHIP. Borrowers shall deliver to Lender, at any time and from time to time (provided there is no Default, no more than once in a twelve (12) month period), not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Lender, signed and dated by each Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property and Improvements or any Restricted Party and the type and amount of each such interest; provided, however, such certificate shall not be required to list the names of any limited partners, non-managing members or beneficiaries of the Trust.

9.21	ACCOUNTS AND CASH FLOW.

(a)	Each Borrower shall, simultaneously herewith, establish an Operating Account, into which the respective Borrower shall deposit all revenues, income, sales proceeds, insurance proceeds, rents, refunds, reimbursements or other amounts or proceeds of any kind whatsoever generated by the Properties.

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(b)	Until deposited into the Operating Account, any Gross Operating Income and other revenue from the Properties held by Borrowers, which are received by or on behalf of or credited to Borrowers after the date hereof, shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instruments and shall not be commingled with any other funds or property of Borrowers.

(c)	Provided no Default exists, amounts deposited into the Operating Account may be transferred at the discretion of Borrower to the Master Operating Account each Business Day.

(d)	During the existence of a Default, all Gross Operating Income shall be deposited directly into the Lockbox Account in accordance with the Borrowers Cash Management Agreement and the Guarantor Cash Management Agreement.

(e)	Borrowers shall at all times remain responsible to pay debt and operating expenses of each Property, whether or not there are sufficient funds in the Master Operating Account or any Operating Account to pay such costs and expenses.

9.22	ADDITIONAL DEBT AND SEPARATE GUARANTY. Without the prior written consent of Lender, no Borrower shall:

(a)	incur, create or assume any indebtedness or liabilities, other than:

(i)	the Loan;

(ii)	any Swap Agreement entered into in accordance with the terms of this Agreement; and

(iii)	any Permitted Debt; or

(b)	directly or indirectly guaranty the obligations of any other person or entity, or become obligated for the debts of any other person or entity, or hold out its credit as being available to pay the obligations of any other person or entity.

No debt other than the Loan or any Swap Agreement between Borrowers and Lender may be secured by any Property or any direct or indirect interest in Borrower, whether senior, subordinate or pari passu.

9.23	EXISTENCE. Each Borrower shall preserve and maintain its existence; conduct its business in an orderly, efficient, and regular manner; and comply in all materials respects with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

9.24	TAXES AND OTHER LIABILITIES. Each Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to such Borrower and such Borrower’s properties (including federal and state income taxes), except as such Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of such Borrower.

9.25

NOTICE. Upon any Borrower’s receipt of notice or obtaining actual knowledge thereof, Borrowers shall promptly give notice in writing to Lender of: (a) any material litigation pending or threatened in writing against Borrower (that would not, in either case, be covered in all material respects by Borrowers’ insurance policies); (b) the occurrence of any breach or uncured default in the payment or performance of any material obligation owing by any Borrower to any person or entity, other than Lender; (c) any change in the name of any Borrower and any change in its

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identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which any Borrower is required herein to maintain.

9.26	ACTIONS TO MAINTAIN PROPERTY. Borrowers shall:

(a)	Keep each Property in good repair and condition. Borrowers shall make, or cause to be made, any repairs, renewals and replacements, renovations or capital improvements to each Property in a good and workmanlike manner, free of defects and liens, substantially in accordance with the applicable plans and specifications and in compliance will all applicable laws, regulations and requirements;

(b)	Not initiate or acquiesce to a zoning change of any Property without prior notice to, and prior written consent from, Lender;

(c)	Not allow material changes in the stated use of any Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender; and

(d)	Comply with all governmental requirements and the applicable Plans and Specifications in all material respects with respect to the development of the Construction Properties and construction of the Construction Improvements.

9.27	MATERIAL CONTRACTS. Except as expressly required under this Agreement, Borrowers shall not do any of the following without the Lender’s prior written consent (not to be unreasonably withheld): (i) enter into any Material Contract; (ii) reduce or extend the term of, increase the charges or fees payable by such party under, decrease the charges or fees payable to such party under, or otherwise modify or amend in any respect, any Material Contract; (iii) surrender, modify, restate or otherwise amend in any material respect, or terminate, any Material Contract; or (iv) breach any provision of any Material Contract. Borrowers shall promptly deliver to Lender copies of any material notices or default notices given to Borrowers pursuant to any Material Contract.

9.28	INSURANCE. Borrowers shall maintain and keep in force the insurance policies and coverages contemplated by and in accordance with Article 5 above.

9.29	FURTHER ASSURANCES. Upon Lender’s request and at Borrowers’ sole cost and expense, Borrowers shall, and shall cause any Affiliate party thereto, if any, to execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties and other loan documents, and perform any other acts necessary, desirable or proper, as reasonably determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents. This obligation shall survive any foreclosure or deed in lieu of foreclosure of any Property.

ARTICLE 10. REPORTING COVENANTS

10.1	FINANCIAL INFORMATION. Within ninety (90) days after each Borrower’s and Guarantor’s fiscal year end, each such Borrower and Guarantor shall deliver to Lender (a) financial statements reasonably acceptable in form to Lender (including a statement of net assets and changes in net assets in accordance with the Liquidation Basis Accounting (GAAP) consistently applied, together with supporting property and mortgage debt schedules, for the Borrowers and Guarantor; (b) a yearly business plan and (c) if required by Lender, financial and/or cash flow projections for the ensuing twelve (12) months.

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10.2	TAX RETURNS. If required by Lender, Borrowers shall deliver to Lender within fifteen days of filing or on October 31st of each year, whichever is earlier, complete copies of federal and state tax returns for each Borrower and Guarantor, together with all applicable schedules thereto, each of which shall be signed and certified by an authorized officer of the each Borrower and Guarantor, as applicable, to be true and complete copies of such returns. In the event an extension is filed, a copy of the extension shall be delivered to Lender within thirty (30) days from filing.

10.3	BOOKS AND RECORDS. Borrowers shall maintain complete books of account and other records for the Properties and for disbursement and use of the proceeds of the Loan and Borrowers’ Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

10.4	REPORTS. Within ten (10) Business Days of Lender’s request, Borrowers shall deliver to Lender other information reasonably requested by Lender, all in form and substance acceptable to Lender, with respect to the Properties.

10.5	LEASING REPORTS. Borrowers shall deliver to Lender, within twenty (20) days after each fiscal quarter end, leasing status reports, and rent rolls with respect to each Property, each in form and substance satisfactory to Lender.

10.6	OPERATING STATEMENTS FOR PROPERTIES. Until such time as the Note is paid in full, each Borrower shall deliver to Lender within twenty (20) days after each calendar quarter end (other than year end statements, which shall be provided within sixty (60) days of year end), an “operating statement” for each Property in form and substance reasonably acceptable to Lender.

10.7	PROJECTED FINANCIAL STATEMENTS AND OTHER INFORMATION. Prior to any calculation of any Outstanding Amount Debt Yield, Borrowers shall deliver to Lender such projections, proforma financial statements, rent roll and other information requested by Lender required to make such determinations no later than ten (10) Business Days prior to the applicable Determination Date.

ARTICLE 11. DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Monetary. Borrowers’ failure to pay (i) any principal or interest payments under the Note when due, (ii) any other sums required by any of the Loan Documents to be paid on the Maturity Date, or (iii) any other sums payable under any of the Loan Documents when due, and such failure continues for ten (10) days after written notice from Lender to Borrowers of such failure; or

(b)	Performance of Obligations. Any Borrower’s failure to perform any obligation in addition to those in Section 11.1(a) above under any of the Loan Documents, and the continuation of such failure for forty-five (45) days after written notice thereof from Lender to Borrowers; provided, however, that if a different cure period is provided herein or in any of the other Loan Documents for the remedy of such failure, such Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; provided, however, if such failure cannot be cured or remedied with such forty-five (45) day period or other applicable period, but such Borrower has commenced the cure or remedy of such failure within such applicable period and thereafter diligently and continuously prosecutes such cure or remedy, then such Borrower shall be entitled to a reasonable period of time (not to exceed one hundred twenty (120) days) to cure or remedy such failure; or

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(c)	Construction; Use. (i) There is any material deviation in the work of construction from the Plans and Specifications or governmental requirements or the appearance or use of defective workmanship or materials in constructing each Construction Improvements project, and Borrower fails to remedy the same to Lender’s satisfaction within twenty (20) days of Lender’s written demand to do so; provided, however, if such cure cannot be cured or remedied within such twenty (20) day period, but Borrower has commenced the cure or remedy of such failure within such applicable period, and thereafter diligently and continuously prosecutes such cure or remedy, then Borrowers shall be entitled to a reasonable period of time (not to exceed sixty (60) days) to cure or remedy such failure; or (ii) there is a cessation of construction of the Improvements prior to completion for a continuous period of more than twenty (20) days (except as caused by an event of force majeure for which a longer delay may be permitted under Article 4); or (iii) the construction of the Improvements, or the sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days; or (iv) utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than thirty (30) days; or

(d)	Liens, Attachment; Condemnation. (i) The recording of any lien affidavit against any Property or the giving to any Borrower of any notice of unpaid claims for work, material or specially fabricated items or of a contractual retainage claim relating to any Property and the continuance of such lien claim or notice unless Borrowers shall have, within thirty (30) days after such recordation or notice thereof or five (5) days after Lender’s demand therefor, whichever first occurs, either (A) contests same in a manner and with such assurances thereof that are reasonably acceptable to Lender, (B) discharges, releases or satisfies same, (C) provides for payment thereof in a manner satisfactory to Lender, or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty (except if Borrowers are able to restore same at its sole expense and for which such funds have been deposited into the Guarantor Reserve Account) with respect to any material portion of such Property; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by a Borrower under any of the Loan Documents, any monies in the Account, or any substantial portion of the other assets of any Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)	Representations and Warranties. Any representation, warranty, certificate or other written statement (financial or otherwise) made or furnished by or, in the case of any financial statements of a Borrower or Guarantor, on behalf of a Borrower or Guarantor, to Lender under or in connection with any of the Loan Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(f)	Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by any Borrower or Guarantor for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by any Borrower or Guarantor in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding such Borrower’s or Guarantor’s insolvency; (iii) a general assignment by any Borrower or Guarantor for the benefit of creditors; or (iv) any Borrower or Guarantor applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property which receiver, trustee, custodian or liquidator is not discharged within ninety (90) days after the appointment; or

(g)	Involuntary Bankruptcy. The failure of any Borrower or Guarantor to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other

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debtor relief law that is filed against such Borrower or Guarantor in any way restrains or limits such Borrower, Guarantor or Lender regarding the Loan, any Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or

(h)	General Partners of Borrower, Guarantor and Indemnitor. The occurrence of any of the events specified in Sections 11.1(f) or 11.1(g) as to any general partner of Borrower, Guarantor or Indemnitor; or

(i)	Change In Management or Control.

(i)	Except for any Permitted Transfer, the occurrence of any material management or organizational change in any Borrower or in the managing member of any Borrower, including, without limitation, any partnership, joint venture, manager or member dispute which would reasonably be expected to have a Material Adverse Effect;

(ii)	Following the occurrence of the Spin-Off, the Trust shall cease to be the managing member of Guarantor;

(iii)	Except for any Permitted Transfer, any Person other than Holdco, is or becomes the owner, directly or indirectly, of more than 10.0% of the total voting power of the then outstanding voting stock of the Trust; or

(iv)	During any twelve (12) month period, individuals who at the beginning of such period constituted the board of trustees of the Trust (the “Board”) (together with any new trustee whose election by the Board or whose nomination for election by the shareholders of Trust was approved by a vote of at least a majority of the trustees of the Board then in office who either were trustees of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the trustees of the Board then in office.

(j)	Loss of Priority. The failure at any time of any Security Instrument to be a valid lien upon a Property or any portion thereof, other than as a result of any release or reconveyance of such Security Instrument with respect to all or any portion of such Property pursuant to the terms and conditions of this Agreement, prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing; or

(k)	Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about any Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s reasonable discretion, have a materially adverse impact on the value of such Property; or

(l)	Transfer. If a Transfer, other than a Permitted Transfer, occurs without Lender’s prior written approval; or

(m)	Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of assets of any Borrower or Guarantor other than in the ordinary course of business of said entity or in connection with a Permitted Transfer; or

(n)	Default Under Unsecured Hazardous Materials Indemnity Agreement. The occurrence and continuance of a default (subject to any cure or grace period applicable thereto) under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Indemnitor in connection with the Loan, in favor of Lender, and dated of even date herewith, including without limitation, Indemnitor’s failure to perform any covenant, condition or obligation thereunder; or

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(o)	Default Under Guaranty. The occurrence and continuance of a default (subject to any cure or grace period applicable thereto) under any guaranty now or hereafter executed in connection with the Loan, including without limitation, Guarantor’s failure to perform any covenant, condition or obligation thereunder; or

(p)	Default Under Swap Agreement. An “Event of Default” (subject to any cure or grace period applicable thereto) occurs under any Swap Agreement (as defined therein) between any Borrower and Lender; or

(q)	Violation of Separate Purpose Entity Provisions. The occurrence and continuance of any default in the observance of the Separateness Provisions applicable to Borrowers which Lender, in its reasonable judgment, determines would reasonably be expected to cause a substantive consolidation of any Borrower in a bankruptcy proceeding; or

(r)	Breach of Sanctions Provision. The failure of any representation or warranty of any Borrower, or any Borrower’s failure to perform or observe any covenant, contained in Section 6.23.

11.2	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable after which such sums shall, at Lender’s option, bear interest at the Default Rate (as defined in the Note), provided, however, that all sums owing to Lender under the Note, this Agreement and the other Loan Documents shall automatically become immediately due and payable upon the occurrence of any of the Defaults listed in Sections 11.1(f), 11.1(g) and 11.1(h), after which such sums shall bear interest at the Default Rate (as defined in the Note). Upon any such acceleration, (i) Lender may, in addition to all other remedies permitted under the Note, this Agreement and the other Loan Documents and at law or equity, apply any and all sums in the Account to the sums owing under the Loan Documents; and (ii) and any and all obligations of Lender to fund further disbursements under the Loan shall terminate at Lender’s sole option.

11.3	DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, Borrowers’ Funds, other funds of Lender or any amounts in deposit accounts maintained by Borrower with Lender. If such payment is made from proceeds of the Loan or from Borrowers’ Funds, Borrowers shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrowers shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4	LENDER’S COMPLETION OF CONSTRUCTION. Upon the occurrence of a Default, Lender may, upon five (5) days prior written notice to Borrowers, and with or without legal process, take possession of the Construction Properties, remove Borrowers and all agents, employees and contractors of Borrower from the Construction Properties, complete the work of construction and market, operate and sell or lease the Construction Properties. For this purpose, each Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in each Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrowers’ rights under the Loan Documents and all contracts concerning the Properties.

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11.5	LENDER’S RIGHT TO STOP CONSTRUCTION. If Lender determines at any time that the Construction Improvements are not being constructed in accordance with the Plans and Specifications and all governmental requirements, Lender may immediately cause all construction to cease on any of the Construction Improvements affected by the condition of nonconformance and withhold further disbursements under the Loan. Borrowers shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Construction Improvements affected by the condition of nonconformance until such time as Lender notifies Borrowers in writing that the nonconforming condition has been corrected. Borrowers shall notify Lender and Lender’s inspector immediately upon receipt of “red tag” or “stop order” notices from any federal, state, county or municipal building inspector or of unsatisfactory compliance with any applicable building code, and in such event Borrowers shall provide Lender and Lender’s inspector with a full and complete written explanation of the nature of such noncompliance.

11.6	SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by any Borrower against any indebtedness or obligation of Lender to Borrower.

11.7	RIGHTS CUMULATIVE, NO WAIVER. All of Lender’s rights and remedies provided in this Agreement, the other Loan Documents and the Other Related Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrowers have cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1	INDEMNITY. EACH BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (a) THE PURPOSE TO WHICH BORROWERS APPLY THE LOAN PROCEEDS; (b) THE FAILURE OF ANY BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (c) ANY FAILURE AT ANY TIME OF ANY OF BORROWERS’ REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (d) ANY ACT OR OMISSION BY ANY BORROWER, CONSTITUENT ENTITIES OF SUCH BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTIES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS, OR LEGAL OR OTHER EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. BORROWERS SHALL IMMEDIATELY PAY TO INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. EACH BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS ANY INDEMNITEE SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RECONVEYANCE, RELEASE OR PARTIAL RECONVEYANCE, RELEASE OR SATISFACTION OF THE SECURITY INSTRUMENTS. THE INDEMNITY OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS SHALL ALSO APPLY WITH RESPECT TO ANY PARTICIPANT AS DEFINED AND PROVIDED FOR IN SECTION 12.13.

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12.2	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

12.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrowers and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

12.4	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, by certified mail, return receipt requested, by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notices of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Borrower:	c/o DC Liquidating Assets Holdco LLC
518 17th Street, 17th Floor
Denver, CO 80202
Attn: Lainie Minnick, Senior Vice President

With a copy to:	c/o DC Liquidating Assets Holdco LLC
518 17th Street, 17th Floor
Denver, CO 80202
Attn: Joshua J. Widoff, General Counsel

Lender:	Wells Fargo Bank, National Association
Commercial Real Estate/ REIT Finance Group (AU#2754)
10 S. Wacker Drive, 32nd Floor
Chicago, Illinois 60606
Attn: Craig V. Koshkarian, Vice President
Loan No. 1015003

With a copy to:	Wells Fargo Bank, National Association
Commercial Real Estate/ REIT Finance Group (AU#2754)
1800 Century Park East, Suite 1200
Los Angeles, California 90067
Attn: Kevin A. Stacker, Senior Vice President
Loan No. 1015003

and to:	Wells Fargo Bank, National Association
Commercial Real Estate/ REIT Finance Group (AU#2754)
1800 Century Park East, Suite 1200
Los Angeles, California 90067
Attn: Ryan S. Gawel, Vice President
Loan No. 1015003

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and to:	Wells Fargo Bank, National Association
Loan Center
608 2nd Ave S
Minneapolis, Minnesota 55402
Attn: Breanna Schmid, Loan Servicing Specialist
Loan No. 1015003

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other party in the manner set forth hereinabove.

12.5	ATTORNEY-IN-FACT. Each Borrower hereby irrevocably appoints and authorizes Lender as such Borrower’s attorney-in-fact, to become effective only upon the occurrence and continuance of a Default, which agency is coupled with an interest, and as such attorney-in-fact Lender may, without the obligation to do so, execute and/or record in Lender’s or such Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

12.6	ACTIONS. Each Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or such Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect any Property or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

12.7	RIGHT OF CONTEST. Borrowers may contest in good faith any claim, demand, levy or assessment (other than mechanic’s and materialmen’s lien claims which must be handled as specified in Section 4.9) by any person other than Lender which would constitute a Default if: (a) Borrowers pursue the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrowers deposit with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrowers’ compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

12.8	RELATIONSHIP OF PARTIES. The relationship of Borrowers and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrowers or to any third party with respect to the Properties, except as expressly provided in this Agreement and the other Loan Documents.

12.9	DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to any Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

12.10

ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrowers shall immediately pay to Lender, upon demand, the amount of all

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reasonable attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by any jury, and shall be included in any judgment obtained by Lender.

12.11	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrowers to Lender shall be (a) payable only in United States currency in immediately available funds; and (b) received by Lender at the Loan Center address specified in the Note, or at other such places as may be designated in writing by Lender, no later than 2:30 PM Eastern Time. Any amounts received after such time may not be credited until the next Business Day.

12.12	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent or approval and/or a document to be provided or an action or party to be acceptable or a document or agreement to be in form and substance “satisfactory” to the Lender or an action is required by Lender or an action taken “to the satisfaction of Lender” or words or phrases of similar import, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner (unless another standard is expressly provided) given the specific facts and circumstance applicable at the time. If Lender’s consent or approval is required under Sections 4.4, 4.5, 4.8, 6.3, 6.5, 9.10, or 9.11 above, Borrowers will request such consent or approval in writing with a conspicuous statement that failure to timely respond will constitute approval of the item being submitted. Failure by Lender to respond by either approving or disapproving the item submitted within ten (10) days (or other applicable period specifically set forth in this Agreement) after receipt of the request for consent or approval and all information required for the evaluation of such request shall constitute Lender’s approval of the item submitted for approval.

12.13	LOAN SALES AND PARTICIPATION; DISCLOSURE OF INFORMATION. Lender may sell or assign all or any portion (not less than $5,000,000) of its rights and obligations under the Loan with Borrowers’ prior written approval (such approval not to be unreasonably withheld or delayed); provided, that, (i) during the existence of a Default, Lender shall not be required to sell or assign any minimum amount or obtain Borrowers’ approval, and (ii) such approval shall be deemed granted if Borrowers fail to approve or disapprove such sale or assignment within 10 Business Days, following Lender’s request therefor. Lender, may, at any time and in its sole expense, grant participations in the Loan. If Lender assigns or participates any portion (but not all) of its interest in the Loan, Lender shall become and remain the sole administrative agent under the Loan, and shall be Borrowers’ sole point of contact with respect to the Loan. Lender may freely grant participations of all or any portion of the Loan.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

12.14

CAPITAL ADEQUACY. If Lender determines that compliance with any change in any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, Lender’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance with such change (taking into account the policies of Lender or corporation with regard to capital), then Borrowers shall, from time to time, within forty (40) calendar days after written demand by Lender pay to Lender the additional amounts sufficient to

50	Loan No. 1015003

compensate Lender or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrowers with not less than sixty (60) days’ notice specifying in reasonable detail the event by reason of which it is has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount together with a certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowers (which certificate shall be conclusive in the absence of manifest error).

12.15	LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrowers shall pay the reasonable costs of such agent or independent contractor either directly to such Person or to Lender in reimbursement of such costs, as applicable.

12.16	TAX SERVICE. Lender is authorized to obtain, at Borrowers’ expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender.

12.17	WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

12.18	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrowers.

12.19	HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions herein, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

12.20	TIME. Time is of the essence of each and every term herein.

12.21	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

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12.22	GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. Borrowers and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York having proper venue and also consent to service of process by any means authorized by New York or federal law.

12.23	GOVERNMENTAL COMPLIANCE. The federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and each Borrower shall provide to Lender, such Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for the purposes of this Section may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

12.24	INTENTIONALLY DELETED.

12.25	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

12.26	IIT. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt Lender hereby acknowledges and agrees that none of Industrial Income Trust, Inc., Industrial Income Operating Partnership LP, or any of their subsidiaries, other than Borrower and Guarantor, will have any obligations under this Agreement or the Loan Documents.

12.27	INTEGRATION; INTERPRETATION. THE LOAN DOCUMENTS CONTAIN OR EXPRESSLY INCORPORATE BY REFERENCE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS CONTEMPLATED THEREIN AND SUPERSEDE ALL PRIOR NEGOTIATIONS OR AGREEMENTS, WRITTEN OR ORAL. THE LOAN DOCUMENTS SHALL NOT BE MODIFIED EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES. ANY REFERENCE TO THE LOAN DOCUMENTS INCLUDES ANY AMENDMENTS, RENEWALS OR EXTENSIONS NOW OR HEREAFTER APPROVED BY LENDER IN WRITING.

12.28	TAX SHELTER MATTERS.

(a)	Tax Shelter Regulations. Neither any Borrower, the Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If any Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrowers will promptly notify Lender thereof. If Borrowers so notify Lender, Borrowers acknowledge that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

(b)	Confidentiality. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, with regard to the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

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12.29	NO WAIVER. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Agreement shall constitute a waiver of any breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

12.30	JOINT AND SEVERAL LIABILITY. The liability of each Borrower obligated in any manner hereunder and under any of the Loan Documents shall be joint and several.

12.31	ELECTRONIC TRANSMISSION OF DATA. Lender and Borrowers agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrowers and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement. Each Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) BORROWERS WILL RELEASE, HOLD HARMLESS AND INDEMNIFY LENDER FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM LENDER’S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA.

12.32	POWERS OF ATTORNEY. The powers of attorney granted by each Borrower to Lender in this Agreement shall (i) be of no effect unless and until there is a Default under the Loan that has occurred and is continuing and (ii) be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event. Lender hereby discloses that it may exercise the foregoing powers of attorney for Lender’s benefit, and such authority need not be exercised for Borrowers’ best interest.

12.33	RULES OF CONSTRUCTION. The words “Borrower” and “Borrowers” as used herein shall include both the named Borrowers and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrowers under the Note and the other Loan Documents. If this Agreement is executed by more than one Person, the term “Borrower” shall include all such Persons. The word “Lender” as used herein shall include Lender, its successors, assigns and affiliates.

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12.34	USE OF SINGULAR AND PLURAL; GENDER. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

12.35	EXHIBITS, SCHEDULES AND RIDERS. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

12.36	INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

12.37	ADVERTISING; SIGNS. In connection with the Loan, each Borrower hereby agrees that Wells Fargo & Company and its subsidiaries (“Wells Fargo”) may publicly identify details of the Loan in Wells Fargo advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail, internet advertising and communications, and the placement on the Properties of reasonable signs standard to construction loan transactions stating that construction financing is being provided by Wells Fargo and any other lenders or participants in the Loan. Such details shall be limited to, the name of the Properties, the address of the Properties, the amount of the Loan, the date of the closing and a description of the size/location of the Properties.

12.38	SPECIAL REPRESENTATIONS, CONSENTS AND WAIVERS CONCERNING CO-BORROWERS.

(a)	The parties hereto recognize and acknowledge that a Borrower has advanced to it under the Loan an aggregate principal amount in excess of the borrowing that would otherwise be supported by real property collateral encumbered under the Security Instruments. The Loan has been established in the manner provided herein (and with the possible result referred to in the foregoing sentence) at the express request of, and to accommodate the administrative and operational requirements of, the Borrowers. Specifically, the Loan might have been established to provide a limit on direct borrowings by Borrowers consistent with the specific borrowing base limitations imposed by real property collateral owned by such Borrowers, with additional credit needs of such Borrowers in excess thereof being accommodated by inter-company loans from Borrower(s) with excess borrowing capacity to such other Borrowers requiring additional funds. However, for administrative and operational reasons imposed by the Borrowers, as aforesaid, the Loan has been established as provided herein, but with the intention, as confirmed in subsection (b) below, that the Borrowers ultimately share, among themselves repayment and/or reimbursement obligations under the Loan to the same extent as if such borrowings had been made under the alternative disbursement procedure described in the preceding sentence. In addition, it is further recognized and acknowledged that (i) each Borrower shall directly and indirectly benefit from the expansion of business operations, as facilitated by the Loan, of each other Borrower, including, without limitation, the present and future contracting for goods and services as between the Borrowers in respect of their business operations, and (ii) Lender has no intention or obligation to track the disbursement or use of Loan proceeds as between the various Borrower entities.

(b)

In connection with its joint and several obligations under the Loan Documents, each Borrower waives: (i) any defense based upon any legal disability or other defense of any other Borrower, or by reason of the cessation or limitation of the liability of any other Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any

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Borrower or any principal thereof or any defect in the formation of any Borrower or any such principal; (iii) any defense based upon the application by any Borrower of the proceeds of the Loan for purposes other than the purposes permitted under this Agreement or any other Loan Document; (iv) any and all rights and defenses arising out of an election of remedies by the Lender; (v) any defense based upon Lender’s failure to disclose any information concerning any other Borrower’s financial condition or any other circumstances bearing on any other Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents; (vi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects ore burdensome than that of a principal; (vii) any defense based upon the Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (viii) any defense based upon, any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (ix) any right of subrogation, any right to enforce any remedy which Lender may have against any other Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; and (x) the benefit of any statute of limitations affecting the liability of each Borrower or the enforcement hereof. Each Borrower agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or other Loan Documents shall similarly operate to toll the statute of limitations applicable to each Borrower’s liability hereunder. During the existence of a Default, Lender may (A) apply security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; (B) release, substitute or add any one or more endorsers of the Note or guarantors of Borrowers’ obligations under the Note or the other Loan Documents; and (C) apply payments received by Lender from Borrowers to any obligations of Borrowers to the Lender, in such order as Lender shall determine in its sole discretion. If all or any portion of the obligations of any Borrowers are paid or performed, the obligations of each other Borrower hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents. Each Borrower acknowledges that: (a) the obligations under the Loan Documents are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of the Lender’s consideration for entering into these transactions, the Lender has specifically bargained for the waiver and relinquishment by each Borrower of all such defenses, and each Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, each Borrower does hereby represent and confirm to Lender that each Borrower is fully informed regarding, and thoroughly understands: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Borrower, and (iv) the legal consequences to Borrower of waiving such defenses. Each Borrower acknowledges that all of the informed waivers herein shall be fully enforceable by the Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

(c)	Without limiting subsection (b) above, and except as otherwise provided in this Agreement, each Borrower hereby specifically waives presentment, demand, protest and notice of any kind and without limiting the generality of the foregoing or any provision of subsection (b) above, each Borrower further expressly waives to the extent permitted by law any and all rights and defenses, including, without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to such Borrower.

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[The remainder of this page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, Borrowers and Lender have duly executed and delivered this Agreement as of the date first written above.

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Craig V. Koshkarian
Name:	Craig V. Koshkarian
Title:	Vice President

Loan No. 1015003

NOTICE OF INDEMNIFICATION:	“BORROWERS”

EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 12.1 AND 12.31 HEREOF.	BLUEGRASS DC II LLC, formerly known as IIT Bluegrass DC II LLC
LEHIGH VALLEY CROSSING DC I LLC, formerly known as IIT Lehigh Valley Crossing DC I LLC
LEHIGH VALLEY CROSSING DC II LLC, formerly known as IIT Lehigh Valley Crossing DC II LLC
LEHIGH VALLEY CROSSING DC III LLC, formerly known as IIT Lehigh Valley Crossing DC III LLC
MIAMI DC III LLC, formerly known as IIT Miami DC III LLC
MIAMI DC IV LLC, formerly known as IIT Miami DC IV LLC
TAMARAC COMMERCE CENTER DC II LLC, formerly known as IIT Tamarac Commerce Center II LLC
TAMARAC COMMERCE CENTER DC III LLC, formerly known as IIT Tamarac Commerce Center III LLC
MIAMI DC III LAND LLC, formerly known as IIT Miami DC III Land LLC, each a Delaware limited liability company

	By:	/s/ Lainie P. Minnick
	Name:	Lainie P. Minnick
	Title:	Senior Vice President, Finance and Treasurer

CAJON DC LP, a Delaware limited partnership, formerly known as IIT Cajon DC LP

	By:	Cajon DC GP LLC, a Delaware limited liability company, formerly known as IIT Cajon DC GP LLC, its general partner

		By:	/s/ Lainie P. Minnick
		Name:	Lainie P. Minnick
		Title:	Senior Vice President, Finance and Treasurer

REDLANDS DC LP, a Delaware limited partnership, formerly known as IIT Redlands DC LP

	By:	Redlands DC GP LLC, a Delaware limited liability company, formerly known as IIT Redlands DC GP LLC, its general partner

		By:	/s/ Lainie P. Minnick
		Name:	Lainie P. Minnick
		Title:	Senior Vice President, Finance and Treasurer

Loan No. 1015003

SCHEDULE 1 – BORROWERS AND PROPERTIES

Borrower	Address
Redlands DC LP	1300 California St., Redlands, CA

Cajon DC LP	6207 North Cajon Blvd., San Bernardino, CA

Miami DC III LLC	11001 NW 124th St., Medley, FL

Miami DC IV LLC	11040 NW 124th St., Medley, FL

Miami DC III Land LLC	10910 NW 124th St., Medley FL

Tamarac Commerce Center DC II LLC	6201 North Nob Hill Road, Tamarac, FL

Tamarac Commerce Center DC III LLC	6900 Hiatus Road, Tamarac, FL

Lehigh Valley Crossing DC I LLC	2929 Schoeneck Road, Macungie, PA

Lehigh Valley Crossing DC II LLC	3100 Alburtis Road, Macungie, PA

Lehigh Valley Crossing DC III LLC	2918 Schoeneck Road, Macungie, PA

Bluegrass DC II LLC	1870 McFarland Road, Alpharetta, GA

Loan No. 1015003

SCHEDULE 2 – BANK OF AMERICA LETTERS OF CREDIT

Number	Amount	Expiration Date	Beneficiary
00000003129121	$169,975.00	9/27/2016	County Administrator, Broward County
00000068106154	$248,567.00	9/12/2016	County Administrator, Broward County
00000068106155	$313,603.00	9/12/2016	County Administrator, Broward County
00000068107909	$114,114.59	11/19/2015	City of Tamarac
00000068108606	$125,376.00	1/2/2016	Lower Macungie Township
00000068108607	$264,904.08	1/2/2016	Lower Macungie Township
00000068107910	$419,989.59	11/19/2015	Lower Macungie Township

Loan No. 1015003

SCHEDULE 2.10 - ALLOCATED LOAN AMOUNTS

Borrower	Address	Allocated Loan Amount
Redlands DC LP	1300 California St., Redlands, CA	$33,169,000

Cajon DC LP	6207 North Cajon Blvd., San Bernardino, CA	$33,980,000

Miami DC III LLC	11001 NW 124th St., Medley, FL	$5,498,000

Miami DC IV LLC	11040 NW 124th St., Medley, FL	$4,890,000

Miami DC III Land LLC	10910 NW 124th St., Medley FL	$623,000

Tamarac Commerce Center DC II LLC	6201 North Nob Hill Road, Tamarac, FL	$6,000,000

Tamarac Commerce Center DC III LLC	6900 Hiatus Road, Tamarac, FL	$2,350,000

Lehigh Valley Crossing DC I LLC	2929 Schoeneck Road, Macungie, PA	$14,750,000

Lehigh Valley Crossing DC II LLC	3100 Alburtis Road, Macungie, PA	$7,900,000

Lehigh Valley Crossing DC III LLC	2918 Schoeneck Road, Macungie, PA	$4,960,000

Bluegrass DC II LLC	1870 McFarland Road, Alpharetta, GA	$5,880,000

Loan No. 1015003

SCHEDULE 6.3 - ORGANIZATIONAL CHART

[See attached Organizational Chart]

Loan No. 1015003

Loan No. 1015003

SCHEDULE 6.6 - LITIGATION

None.

Loan No. 1015003

SCHEDULE 6.22 - LEASES

1.	Lease Agreement by and between Tamarac Commerce Center II, LLC, a Delaware limited liability company, and Blue Aerospace LLC, a Florida limited liability company, dated October 22, 2014, as amended by that certain First Amendment to Lease dated as of June 15, 2015.

Loan No. 1015003

EXHIBIT A - DESCRIPTION OF PROPERTIES

EXHIBIT A-1 – REDLANDS PROPERTY

The Land referred to herein is situated in the State of California, County of San Bernardino, City of Redlands, and described as follows:

Parcel 1, as shown on Parcel Map No. 19496, Book 243 Pages 1 through 3, in the City of Redlands, County of San Bernardino, State of California, filed for record September 14, 2014 in the County Recorder’s Office of San Bernardino County.

NEW APN: 0292-053-16-0000

EXHIBIT A-2 – CAJON PROPERTY

The Land referred to herein is situated in the State of California, County of San Bernardino, City of San Bernardino, and described as follows:

Parcel 1, as shown on Parcel Map No. 19395 in Book 241, Pages 80-82, filed in the Office of the recorder of the County of San Bernardino, State of California.

APN: 0262-042-39

EXHIBIT A-3 – MIAMI III PROPERTY

Lot 2, Block 2, of PANAMERICAN NORTH BUSINESS PARK, according to the Plat thereof, as recorded in Plat Book 162, Page 51, of the Public Records of Miami-Dade County, Florida,

LESS AND EXCEPT that portion within Lot 2, Block 2 encumbered by that certain Easement recorded December 19, 2003 in Official Records Book 21920, Page 3428, of the Public Records of Miami-Dade County, Florida.

Together with Easements as set forth in Declaration of Covenants, Conditions and Restrictions for Pan American North Business Park, recorded April 13, 2004 in Official Records Book 22208, Page 3829, and May 21, 2004 in Official Records Book 22325, Page 3641, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions recorded May 3, 2007 in Official Records Book 25586, Page 3989, all of the Public Records of Miami-Dade County, Florida.

EXHIBIT A-4 – MIAMI IV PROPERTY

Lots 3, 4, 5, 10, 11, and 12, Block 4 of PANAMERICAN NORTH BUSINESS PARK, according to the Plat thereof, as recorded in Plat Book 162, Page 51, of the Public Records of Miami-Dade County, Florida.

Together with Easements asset forth In Declaration of Covenants, Conditions and Restrictions for Pan American North Business Park, recorded in Official Records Book 22208, Page 3829, and In Official Records Book 22325, Page 3641, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions recorded In Official Records Book 25586, Page 3989, all of the Public Records of Miami-Dade County, Florida.

Loan No. 1015003

EXHIBIT A-5 – MIAMI III LAND PROPERTY

Lots 6 and 7, Block 4, of PANAMERICAN NORTH BUSINESS PARK, according to the Plat thereof, as recorded in Plat Book 162, Page 51, of the Public Records of Miami-Dade County, Florida.

Together with Easements as set forth in Declaration of Covenants, Conditions and Restrictions for Pan American North Business Park, recorded April 13, 2004 in Official Records Book 22208, Page 3829, and May 21, 2004 in Official Records Book 22325, Page 3641, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions recorded May 3, 2007 in Official Records Book 25586, Page 3989, all of the Public Records of Miami-Dade County, Florida.

EXHIBIT A-6 – TAMARAC COMMERCE CENTER II PROPERTY

PARCEL 1: (Fee Parcel)

The South One-Half (S 1/2) of Tract Four (4), of the Subdivision of Section 7, Township 49 South, Range 41 East, according to the FLORIDA FRUITLANDS COMPANY’S SUBDIVISION NO. 2, recorded in Plat Book 1 at page 102 of the public records of Palm Beach County, Florida.

LESS that portion of said South one-half (S 1/2) of Tract Four (4) lying within Thirty-Five feet (35’) of the East section line of said Section 7, measured at right angles and less that portion conveyed to Broward County by Warranty Deed recorded December 8, 2011 in Official Records Book 48352, Page 724, of the Public Records of Broward County, Florida.

NOW KNOWN AS:

Parcel “A” of “TAMARAC COMMERCE II”, according to the map or plat thereof as recorded in Plat Book 181, Pages 32 and 33, of the Public Records of Broward County, Florida.

PARCEL 2: (Easement Parcel as created by Temporary Construction Easement Agreement recorded in Official Records Instrument Number 112887955, of the Public Records of Broward County, Florida.)

A portion of Parcel “A”, “S&N PLAT NO.TWO” according to the plat thereof, as recorded in Plat Book 171 at Page 112 of the Public Records of Broward County, Florida more particularly described as follows:

Commence at the most Southeast corner of Parcel “A” “S&N PLAT NO.TWO” according to the plat thereof, as recorded in Plat Book 171 at Page 112 of the Public Records of Broward County, Florida; thence run South 89 degrees 21 minutes 33 seconds West, along the South boundary line of said Parcel “A”, for 941.74 feet to the Point of Beginning of a strip of land 15 feet in width lying 7.5 feet on each side of and parallel with the following described centerline; thence North 00 degrees 38 minutes 28 seconds West for 79.18 feet to the Point of Termination of said centerline.

Sidelines of all easement are to be lengthened or shortened so as to form a continuous 15 foot wide strip of land.

Sidelines at the Point of Beginning are to be lengthened or shortened so as to intersect the South boundary line of said parcel “A”.

Sidelines at the Point of Termination are to be lengthened or shortened so as to intersect the North line of a 15 foot Water and Sewer Utility Easement, recorded in Official Records Book 39547, Page 1135, of the Public Records of Broward County, Florida.

All lying and being in the Northeast 1/4 of Section 7, Township 49 South, Range 41 East, City of Tamarac, Broward County, Florida.

Loan No. 1015003

EXHIBIT A-7 – TAMARAC COMMERCE CENTER III PROPERTY

A part of Tract 8, Section 7, Township 49 South, Range 41 East, according to the Plat of FLORIDA FRUIT LANDS COMPANY’S SUBDIVISION NO. 2, as recorded in Plat Book 1, Page 102, of the Public Records of Palm Beach County, Florida, being more particularly described as follows:

FROM the Southwest corner of said Tract 8, run N. 89°56’40” E. along the South line of said Tract 8 for 15.0 feet to the POINT OF BEGINNING:

THENCE N. 00°18’43” W. parallel with the West line of said Tract 8, for 583.73 feet to the point of curvature of a curve concave to the Southeast and having a radius of 25.0 feet:

THENCE Northeasterly along the arc of said curve for 39.41 feet through a central angle of 90°18’43” to the point of tangency of said curve;

THENCE East, parallel with and 38.0 feet South of the North line of said Tract 8 for 332.91 feet:

THENCE S. 00°18’43” E. parallel with the West line of said Tract 8 for 608.52 feet to the South line of said Tract 8:

THENCE S. 89°56’40” W. along said South line 358.04 feet to the POINT OF BEGINNING, and situate in Broward County, Florida.

LESS lands conveyed to the City of Tamarac by Warranty Deed recorded August 7, 1997 in Official Records Book 26820, Page 866, of the Public Records of Broward County, Florida.

NOW KNOW AS:

Parcel “A”, of “TAMARAC COMMERCE III”, according to the Map or Plat thereof as recorded in Plat Book 181, Pages 28 and 29, of the Public Records of Broward County, Florida.

Loan No. 1015003

EXHIBIT A-8 – LEHIGH VALLEY I PROPERTY

Lower Macungie Township, Lehigh County, Commonwealth of Pennsylvania

BEGINNING at a concrete monument found at a point formed by the intersection of the Easterly reputed dedicated Township right of way line of Schoenech Road (A.K.A. T-480) with the dividing line between APN No. 547319139714-00001 and APN. No. 54740001554 (lands n/f James E. and Joyce E. Eisenhard) and from said point of beginning running, thence;

1. Along said dividing line between APN No. 547319139714-00001 and APN No. 54740001554, South 84 degrees - 11 minutes - 45 seconds East, a distance of 399.66 feet to a point, thence;

2. Along the dividing line between APN No. 547319139714-00001 and APN No. 547400437929 (land n/f Hoover Avenue Development Co.), South 84 degrees - 12 minutes - 43 seconds East, a distance of 450.36 feet to a point, thence;

3. Along the dividing line between APN No. 547319139714-00001 and APN No. 547400924807 (lands n/f Lower Macungie Self Storage), South 84 degrees - 12 minutes - 21 seconds East, a distance of 577.92 feet to a concrete monument found, thence; along the dividing line between APN No. 547319139714-00001 and APN No. 547410626833 (lands n/f Grace Kirby), the following two (2) courses:

4. South 10 degrees - 11 minutes - 36 seconds East, a distance of 72.93 feet to a concrete monument found, thence;

5. South 84 degrees - 45 minutes - 35 seconds East, a distance of 296.16 feet to a point, thence;

6. Proceeding through the interior of APN No. 547319139714-00001 and along the proposed dividing line between proposed Parcel “A” and proposed Parcel “B”, South 04 degrees – 56 minutes - 18 seconds West, a distance of 610.10 feet to a point, thence;

7. Continuing through said interior of APN No. 547319139714-00001 and along the proposed dividing line between proposed Parcel “A” and proposed Parcel “C’, North 85 degrees – 03 minutes - 42 seconds West, a distance of 1,658.53 feet to a point on the aforementioned Easterly line of Schoeneck Road, thence;

8. Along said Easterly line, North 01 degrees - 54 minutes - 22 seconds West, a distance of 708.46 feet to the point and place of beginning.

EXHIBIT A-9 – LEHIGH VALLEY II PROPERTY

Lower Macungie Township, Lehigh County, Commonwealth of Pennsylvania

Beginning at a concrete monument found at a point formed by the intersection of the Northerly reputed dedicated Township right of way line of Alburtis Road (A.K.A. S.R. 3002, A.K.A. L.R. 39020) with the dividing line between APN No. 547319139714-00001 and APN No. 547339167786 (lands n/f Ray A. Leibensperger) and from said point of beginning running, thence; along said Northerly line of Alburtis Road, the following two (2) courses:

1. North 84 degrees - 38 minutes - 04 seconds West, a distance of 989.54 feet to a point concrete monument found at a point of curvature, thence;

2. Along a curve to the left, having a radius of 160.00 feet, a central angle of 52 degrees – 47 minutes - 29 seconds, an arc length of 147.42 feet, bearing a chord of South 68 degrees – 58 minutes - 11 seconds West, a chord distance of 142.26 feet to a point, thence; proceeding through the interior of APN No. 547318386447-00001 and APN No. 547319139714-00001 and along the proposed dividing line between proposed Parcel “B” and proposed Parcel “C”, the following two (2) courses:

3. North 46 degrees - 51 minutes - 39 seconds West, a distance of 128.32 feet to a point, thence;

Loan No. 1015003

4. North 85 degrees - 03 minutes - 42 seconds West, a distance of 158.38 feet to a point, thence;

5. Continuing through the interior of APN No. 547319139714-00001 and along the proposed dividing line between proposed Parcel “B” and proposed Parcel “A”, North 04 degrees – 56 minutes - 18 seconds East, a distance of 610.10 feet to a point, thence;

6. Along the dividing line between APN No. 547319139714-00001 and APN No. 547410626833 (lands n/f Grace Kirby) & APN No. 547420518536 (lands n/f Jessica Treichler and J. Treichler), South 84 degrees - 45 minutes - 35 seconds East, a distance of 1,348.66 feet to a concrete monument found at a point on the Southwesterly reputed dedicate Township right of way of Pennsylvania State Highway Route 100 (A.K.A. S.R. 0100, A.K.A. L.R. 486), thence;

7. Along said southwesterly right of way, South 61 degrees - 41 minutes - 05 seconds East, a distance of 265.70 feet to a concrete monument found, thence;

8. Along the dividing line between APN No. 547319139714-00001 and APN No. 547339298592 (lands n/f Howard D. Moyer), South 02 degrees - 49 minutes - 13 seconds West, a distance of 90.33 feet to a point, thence; along the dividing line between APN No. 547319139714-00001 and APN No. 547339167786 (lands n/f Ray A. Leibensperger), the following two (2) courses:

9. North 84 degrees - 07 minutes - 57 seconds West, a distance of 213.70 feet to a point, thence;

10. South 05 degrees - 40 minutes - 07 seconds West, a distance of 435.24 feet to the point and place of beginning.

EXHIBIT A-10 – LEHIGH VALLEY III PROPERTY

PARCEL 1:

ALL THAT CERTAIN tract or parcel of ground situated on the Westerly side of Schoeneck Road (T-480) in the Township of Lower Macungie, County of Lehigh, Pennsylvania, being Lot A on the Map entitled “Subdivision Plan, Preliminary/Final Subdivision and Land Development Plans for IIT Valley Crossings DC, LLC, Proposed Warehouse at Lehigh Valley South Industrial Park,” recorded in the Recorder of Deeds Office of Lehigh County on December 11, 2014 as Instrument Nos. 2014033351 through 2014033355 and being more fully bounded and described as follows, to wit:

BEGINNING at a point on the Westerly ultimate right-of-way line of Schoeneck Road (a.k.a. T-480), variable width right-of-way, at the intersection of the dividing line between A.P.N. 546399379125-00001 and A.P.N. 546398772818-0001, lands now or formerly Polaris South Realty, L.P., and from said point of beginning running thence:

THE following two (2) courses and distances along the dividing line between A.P.N. 546399379125-00001 and A.P.N. 546398772818-0001;

1) South 85 degrees 56 minutes 31 seconds West, a distance of 486.43 feet to a point, thence;

2) South 86 degrees 06 minutes 37 seconds West, a distance of 312.03 feet to a point, thence;

Loan No. 1015003

The following three (3) courses and distances along the dividing line between A.P.N. 546399379125-00001 and A.P.N. 546398553594-00001, lands now or formerly Liberty Property, L.P.:

3) North 08 degrees 33 minutes 28 seconds East, a distance of 152.47 feet to a point, thence;

4) North 10 degrees 37 minutes 56 seconds West, a distance of 100.08 feet to a point, thence;

5) North 10 degrees 48 minutes 22 seconds West, a distance of 219.07 feet to a point, thence;

The following two (2) courses and distances along a line running through A.P.N. 546399379125-0001, being the dividing line between Lot A and Lot B of said Proposed Warehouse Preliminary/Final Subdivision and Land Development Plans:

6) North 79 degrees 28 minutes 54 seconds East, a distance of 723.14 feet to a point, thence;

7) South 89 degrees 11 minutes 15 seconds East, a distance of 130.03 feet to a point on the Westerly ultimate right-of-way line of Schoeneck Road, thence;

8) Along the Westerly ultimate right-of-way line of Schoeneck Road, South 00 degrees 48 minutes 45 seconds West, a distance of 538.96 feet to the point and place of beginning.

CONTAINING 413,440 square feet or 9.491 acres, more or less.

BEING the same premises which IIT Valley Crossings DC LLC, a Delaware limited liability company, by Deed dated January 7, 2015 and recorded January 8, 2015 in the Office of the Recorder of Deeds in and for Lehigh County, Pennsylvania in Instrument Number 2015000638, granted and conveyed unto IIT Lehigh Valley Crossing DC III LLC, a Delaware limited liability company, in fee.

AND the said IIT Lehigh Valley Crossing DC III, LLC by name change filed with the Delaware Department of State on November 3, 2015 is now known as Lehigh Valley Crossing DC III, LLC, a Delaware limited liability company.

PARCEL 2:

Together with those certain perpetual, non-exclusive easements for vehicle and pedestrian access, stormwater system, and sanitary sewer, as fully set forth in that certain Access, Easement, Maintenance and Temporary Construction Agreement by and between IIT Valley Crossings DC LLC, a Delaware limited liability company, and IIT Lehigh Valley Crossing DC III LLC, a Delaware limited liability company, dated October 19, 2015 and recorded October 20, 2015 in the Office of the Recorder of Deeds in and for Lehigh County, Pennsylvania in Instrument Number 2015031421.

EXHIBIT A-11 – BLUEGRASS II PROPERTY

RECORD LEGAL FOR PARCEL I:

ALL THOSE TRACTS OR PARCELS OF LAND LYING AND BEING IN LAND LOTS 963, 982, AND 1034 OF THE 1ST SECTION, 2ND DISTRICT, FORSYTH COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT 1 (V-13)

BEGINNING AT A POINT LOCATED AT THE INTERSECTION OF THE WESTERN RIGHT-OF-WAY OF MCFARLAND ROAD (RIGHT-OF-WAY VARIES) AND THE NORTHERN RIGHT-OF-WAY OF MCGINNIS FERRY ROAD (60 FOOT RIGHT-OF-WAY), AND RUNNING THENCE ALONG THE NORTHERN RIGHT-OF-WAY OF MCGINNIS FERRY ROAD NORTH 70 DEGREES 39 MINUTES 51

Loan No. 1015003

SECONDS WEST, 419.78 FEET TO A POINT; RUNNING THENCE ALONG AN ARC OF A CURVE TO THE LEFT AN ARC DISTANCE OF 56.37 FEET, HAVING A RADIUS OF 1792.95 FEET, AND BEING SUBTENDED BY A CHORD BEARING FOR A DISTANCE OF NORTH 71 DEGREES 33 MINUTES 53 SECONDS WEST, 56.36 FEET TO A POINT; THENCE LEAVING THE AFORESAID NORTHERN RIGHT-OF-WAY OF MCGINNIS FERRY ROAD, RUNNING NORTH 02 DEGREES 02 MINUTES 23 SECONDS WEST, A DISTANCE OF 1380.29 FEET TO A POINT; RUNNING THENCE NORTH 35 DEGREES 04 MINUTES 32 SECONDS EAST, 160.78 FEET TO A POINT; RUNNING THENCE ALONG THE ARC OF A CURVE TO THE RIGHT AN ARC DISTANCE OF 417.28 FEET, HAVING A RADIUS OF 425.97 FEET, AND BEING SUBTENDED BY A CHORD BEARING FOR A DISTANCE OF NORTH 15 DEGREES 41 MINUTES 37 SECONDS EAST, 400.79 FEET TO A POINT; RUNNING THENCE NORTH 27 DEGREES 08 MINUTES 41 SECONDS EAST, 99.33 FEET TO A POINT ON THE WESTERN RIGHT-OF-WAY LINE OF MCFARLAND ROAD; RUNNING THENCE ALONG SAID RIGHT-OF-WAY OF MCFARLAND ROAD SOUTH 07 DEGREES 47 MINUTES 15 SECONDS EAST, 535.83 FEET TO A POINT; RUNNING THENCE SOUTH 82 DEGREES 12 MINUTES 45 SECONDS WEST, 20.00 FEET TO A POINT; RUNNING THENCE SOUTH 07 DEGREES 47 MINUTES 15 SECONDS EAST, 1100.00 FEET TO A POINT; RUNNING THENCE SOUTH 82 DEGREES 12 MINUTES 45 SECONDS WEST, 20.00 FEET TO A POINT; RUNNING THENCE SOUTH 07 DEGREES 47 MINUTES 15 SECONDS EAST, 520.70 FEET TO A POINT AT THE INTERSECTION OF THE WESTERN RIGHT-OF-WAY OF MCFARLAND ROAD AND THE NORTHERN RIGHT-OF-WAY OF MCGINNIS FERRY ROAD, BEING THE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINS 14.97 ACRES MORE OR LESS.

LESS AND EXCEPT THAT PORTION OF THE ABOVE DESCRIBED PROPERTY CONVEYED TO FORSYTH COUNTY IN THE HEREINAFTER DESCRIBED LESS AND EXCEPT PROPERTY.

LESS AND EXCEPT THE FOLLOWING TRACTS CONVEYED TO FORSYTH COUNTY BY THAT RIGHT OF WAY DEED RECORDED AT DEED BOOK 1743 PAGE 129, AFORESAID RECORDS:

PARCEL 1 - TRACT I

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 1034 OF THE 2ND DISTRICT, 1ST SECTION, FORSYTH COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT RW866, SAID POINT BEING 3.384 METERS LEFT OF MCFARLAND ROAD CONSTRUCTION CENTERLINE STATION 10+009.457; RUNNING THENCE N 73° 02’ 04.5” W A DISTANCE OF 100.000 METERS TO POINT RW3, SAID POINT BEING 8.929 METERS RIGHT OF MCGINNIS FERRY

CONSTRUCTION CENTERLINE STATION 50+289.439; RUNNING THENCE N 73° 09’ 05.2” W A DISTANCE OF 28.954 METERS TO POINT RW874, SAID POINT BEING 8.929 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+318.392; RUNNING THENCE N 71° 52’ 07.2” W A DISTANCE OF 16.176 METERS TO POINT RW1477, SAID POINT BEING 9.655 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+334.135; RUNNING THENCE N 4° 47’ 34.6” W A DISTANCE OF 3.960 METERS TO POINT RW873, SAID POINT BEING 13.400 METERS

Loan No. 1015003

RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+335.381; RUNNING THENCE ALONG THE ARC OF A CURVE TO THE RIGHT (SAID CURVE HAVING A RADIUS OF 363.400 METERS AND BEING SUBTENDED BY A CHORD HAVING A CHORD LENGTH OF 17.635 METERS AND A CHORD BEARING OF S 74° 32’ 30.9” E) AN ARC DISTANCE OF 17.637 METERS TO POINT RW228, SAID POINT BEING 13.400 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+318.394; RUNNING THENCE S 73° 09’ 05.6” E A DISTANCE OF 70.251 METERS TO POINT RW99, SAID POINT BEING 13.400 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTER LINE STATION 50+248.143; RUNNING THENCE N 16° 50’ 54.4” E A DISTANCE OF 3.600 METERS TO POINT RW100, SAID POINT BEING 17.000 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+248.143; RUNNING THENCE S 73° 09’ 07.4” E A DISTANCE OF 29.999 METERS TO POINT RW101, SAID POINT BEING 17.000 METERS RIGHT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 50+218.144; RUNNING THENCE N 52° 36’ 16.0” E A DISTANCE OF 9.880 METERS TO POINT RW102, SAID POINT BEING 23.138 METERS LEFT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 10+029.484; RUNNING THENCE ALONG THE ARC OF A CURVE TO THE LEFT (SAID CURVE HAVING A RADIUS OF 352.000 METERS AND BEING SUBTENDED BY A CHORD HAVING A CHORD LENGTH OF 50.518 METERS AND A CHORD BEARING OF N 4° 20’ 16.3” E) AN ARC DISTANCE OF 50.562 METERS TO POINT RW231, SAID POINT BEING 23.000 METERS LEFT OF MCGINNIS FERRY CONSTRUCTION CENTERLINE STATION 10+082.704; RUNNING THENCE S 10° 27’ 31.2” E A DISTANCE OF 73.840 METERS BACK TO THE POINT OF BEGINNING.

SAID RIGHT-OF-WAY CONSISTING OF 1,334.19 SQUARE METERS, MORE OR LESS.

PARCEL 1 - TRACT 2

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 982 OF THE 2ND DISTRICT, 1ST SECTION, FORSYTH COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT RW862, SAID POINT BEING 17.096 METERS LEFT OF MCFARLAND ROAD CONSTRUCTION CENTERLINE STATION 10+508.754; RUNNING THENCE S 79° 32’ 42.1” W A DISTANCE OF 5.904 METERS TO POINT RW863, SAID POINT BEING 23.000 METERS LEFT OF MCFARLAND ROAD CONSTRUCTION CENTERLINE STATION 10+508.751; RUNNING THENCE N 10° 25’ 41.7” W A DISTANCE OF 154.986 METERS TO POINT RW2401, SAID POINT BEING 23.000 METERS LEFT OF MCFARLAND ROAD CONSTRUCTION CENTERLINE STATION 10+663.737; RUNNING THENCE N 24° 28’ 24.8” E A DISTANCE OF 10.167 METERS TO POINT RW1472, SAID POINT BEING 17.183 METERS LEFT OF MCFARLAND ROAD CONSTRUCTION CENTERLINE STATION 10+672.075; RUNNING THENCE S 10° 27’ 31.2” E A DISTANCE OF 163.321 METERS BACK TO THE POINT OF BEGINNING.

SAID RIGHT-OF-WAY CONSISTING OF 932.89 SQUARE METERS, MORE OR LESS.

Parcel II:

“Swap Parcel”

All that tract or parcel of land lying and being in Land Lots 982 and 1034 of the 2nd Land District, 1st Section, Forsyth County, Georgia, said tract or parcel of land being more fully shown and designated as TRACT B on a plat of survey prepared by Valentino & Associates, Inc., dated May 12, 2015 (Job #14-083; Drawing/File #14-083), bearing the seal of Glenn A. Valentino, Ga. Registered Land Surveyor #2528, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, COMMENCE at a concrete right-of-way (r/w) monument located at the southwesterly corner of the mitered intersection of the westerly right-of-way line of McFarland Road (variable width public r/w) and the northerly right-of-way line of McGinnis Ferry Road (variable width public r/w);

THENCE proceeding along said northerly right-of-way line of McGinnis Ferry Road the following courses and distances:

North 73 degrees 09 minutes 07 seconds West for a distance of 98.42 feet to a 1/2” iron pin set;

Loan No. 1015003

THENCE South 16 degrees 50 minutes 54 seconds West for a distance of 11.81 feet to a computed point (said computed point being witnessed by a concrete r/w monument found 0.06 feet southwest thereof);

THENCE North 73 degrees 09 minutes 06 seconds West for a distance of 230.48 feet to a 1/2” iron pin set;

THENCE along a curve to the left having a radius of 1192.25 feet for an arc distance of 59.50 feet (said arc being subtended by a chord of North 74 degrees 34 minutes 53 seconds West for a distance of 59.50 feet) to a 1/2” iron pin set;

THENCE departing said northerly right-of-way line of McGinnis Ferry Road, North 04 degrees 42 minutes 39 seconds West for a distance of 68.17 feet to a 1/2” iron pin set, said 1/2” iron pin set being the POINT OF BEGINNING.

THENCE from the POINT OF BEGINNING, North 10 degrees 22 minutes 22 seconds West for a distance of 1095.36 feet to a 1/2” iron pin set;

THENCE North 48 degrees 02 minutes 10 seconds East for a distance of 1.34 feet to a 1/2” iron pin set;

THENCE along a curve to the left having a radius of 32.13 feet for an arc distance of 65.71 feet (said arc being subtended by a chord of North 40 degrees 25 minutes 51 seconds East for a distance of 54.84 feet) to a 1/2” iron pin set;

THENCE North 08 degrees 48 minutes 06 seconds West for a distance of 31.94 feet to a 1/2” iron pin set;

THENCE North 16 degrees 49 minutes 41 seconds East for a distance of 88.99 feet to a 1/2” iron pin set;

THENCE North 32 degrees 03 minutes 17 seconds East for a distance of 63.04 feet to a 1/2” iron pin set;

THENCE South 04 degrees 42 minutes 39 seconds East for a distance of 1294.64 feet to a 1/2” iron pin set, said 1/2” iron pin set being the POINT OF BEGINNING.

Said tract or parcel of land contains 1.593 acres or 69,410 square feet.

PARCELS I AND II ABOVE ALSO BEING THE SAME PROPERTY AS DESCRIBED BELOW:

All that tract or parcel of land lying and being in Land Lots 963, 982 and 1034 of the 2nd Land District, 1st Section, Forsyth County, Georgia, said tract or parcel of land being more fully shown and designated on a plat of survey prepared by Valentino & Associates, Inc. (Job #14-083; Drawing/File #14-083), bearing the seal of Glenn A. Valentino, Ga. Registered Land Surveyor #2528, and being more particularly described, with bearings relative to Grid North, Georgia West Zone, as follows:

BEGINNING at a concrete right-of-way (r/w) monument located at the southwesterly corner of the mitered intersection of the westerly right-of-way line of McFarland Road (variable width public r/w) and the northerly right-of-way line of McGinnis Ferry Road (variable width public r/w).

THENCE proceeding along said northerly right-of-way line of McGinnis Ferry Road the following courses and distances:

North 73 degrees 09 minutes 07 seconds West for a distance of 98.42 feet to a 1/2” iron pin set;

THENCE South 16 degrees 50 minutes 54 seconds West for a distance of 11.81 feet to a computed point (said computed point being witnessed by a concrete r/w monument found 0.06 feet southwest thereof);

THENCE North 73 degrees 09 minutes 06 seconds West for a distance of 230.48 feet to a 1/2” iron pin set;

Loan No. 1015003

THENCE along a curve to the left having a radius of 1192.25 feet for an arc distance of 59.50 feet (said arc being subtended by a chord of North 74 degrees 34 minutes 53 seconds West for a distance of 59.50 feet) to a 1/2” iron pin set;

THENCE departing said northerly right-of-way line of McGinnis Ferry Road North 04 degrees 42 minutes 39 seconds West for a distance of 68.17 feet to a 1/2” iron pin set;

THENCE North 10 degrees 22 minutes 22 seconds West for a distance of 1095.36 feet to a 1/2” iron pin set;

THENCE North 48 degrees 02 minutes 10 seconds East for a distance of 1.34 feet to a 1/2” iron pin set;

THENCE along a curve to the left having a radius of 32.13 feet for an arc distance of 65.71 feet (said arc being subtended by a chord of North 40 degrees 25 minutes 51 seconds East for a distance of 54.84 feet) to a 1/2” iron pin set;

THENCE North 08 degrees 48 minutes 06 seconds West for a distance of 31.94 feet to a 1/2” iron pin set;

THENCE North 16 degrees 49 minutes 41 seconds East for a distance of 88.99 feet to a 1/2” iron pin set;

THENCE North 32 degrees 03 minutes 17 seconds East for a distance of 63.04 feet to a 1/2” iron pin set;

THENCE North 32 degrees 24 minutes 17 seconds East for a distance of 160.78 feet to a 1/2” iron pin set;

THENCE along a curve to the right having a radius of 417.28 feet for an arc distance of 418.06 feet (said arc being subtended by a chord of North 13 degrees 01 minutes 21 seconds East for a distance of 400.79 feet) to a 1/2” iron pin set;

THENCE North 24 degrees 28 minutes 25 seconds East for a distance of 65.49 feet to a 1/2” iron pin set on the aforesaid westerly right-of-way line of McFarland Road;

THENCE proceeding along said westerly right-of-way line of McFarland Road the following courses and distances:

South 10 degrees 26 minutes 11 seconds East for a distance of 1608.09 feet to a 1/2” iron pin set;

THENCE South 79 degrees 32 minutes 29 seconds West for a distance of 20.00 feet to a 1/2” iron pin set;

THENCE South 10 degrees 27 minutes 31 seconds East for a distance of 278.44 feet to a computed point (said computed point being witnessed by a concrete r/w monument found 0.25 feet northwest thereof);

THENCE along a curve to the right having a radius of 1154.85 feet for an arc distance of 165.88 feet (said arc being subtended by a chord of South 04 degrees 20 minutes 16 seconds West for a distance of 165.74 feet) to a computed point (said computed point being witnessed by a concrete r/w monument found 0.23 feet northwest thereof);

THENCE South 52 degrees 36 minutes 16 seconds West for a distance of 32.41 feet to a concrete r/w monument found, said concrete r/w monument found being the POINT OF BEGINNING.

Loan No. 1015003

EXHIBIT B - DOCUMENTS

1.	Loan Documents. The documents listed below and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents. The documents listed below are each dated of even date herewith unless stated otherwise.

1.1	This Agreement.

1.2	The Note.

1.3	The Borrowers Cash Management Agreement.

1.4	The Guarantor Cash Management Agreement.

1.5	Indemnity and Contribution Agreement among Borrowers, Guarantor and Lender.

1.6	Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Redlands DC LP, a Delaware limited partnership, for the benefit of Lender, and to be recorded in the records of San Bernardino County, California.

1.7	Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Cajon DC LP, a Delaware limited partnership, for the benefit of Lender, dated and to be recorded in the records of San Bernardino County, California.

1.8	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Miami DC III LLC, a Delaware limited liability company, and Miami DC III Land LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Miami-Dade County, Florida.

1.9	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Miami DC IV LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Miami-Dade County, Florida.

1.10	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Tamarac Commerce Center DC II LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Broward County, Florida.

1.11	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Tamarac Commerce Center DC III LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Broward County, Florida.

1.12	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC I LLC, a Delaware limited liability company, and for the benefit of Lender, and to be recorded in the records of Lehigh County, Pennsylvania.

1.13	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC II LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Lehigh County, Pennsylvania.

Loan No. 1015003

1.14	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Lehigh Valley Crossing DC III LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Lehigh County, Pennsylvania.

1.15	Deed to Secure Debt with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing granted by Bluegrass DC II LLC, a Delaware limited liability company, for the benefit of Lender, and to be recorded in the records of Forsyth County, Georgia.

1.16	Assignment of Construction Agreements executed by Bluegrass II DC LLC in favor of Lender.

1.17	Assignment of Construction Agreements executed by Lehigh Valley Crossing II DC LLC in favor of Lender.

1.18	Assignment of Design Professional Agreements and Plans and Specification executed by Bluegrass II DC LLC in favor of Lender.

1.19	Assignment of Design Professional Agreements and Plans and Specification executed by Lehigh Valley Crossing II DC LLC in favor of Lender.

1.20	Subordination and Assignment of Development Management Agreement between Bluegrass DC II LLC and Seefried Industrial Properties.

1.21	Subordination and Assignment of Development Management Agreement among Lehigh Valley Crossing DC I LLC, Lehigh Valley Crossing DC II LLC and Panattoni Development Company, Inc.

1.22	Subordination and Assignment of Property Management Agreement between Redlands DC LP and Cushman & Wakefield of California, Inc.

1.23	Subordination and Assignment of Property Management Agreement between Cajon DC LP and Cushman & Wakefield of California, Inc.

2.	Other Related Documents (Which Are Not Loan Documents):

2.1	Repayment Guaranty Agreement (“Repayment Guaranty”) executed by Guarantor in favor of Lender.

2.2	Completion Guaranty Agreement (“Completion Guaranty” and collectively with the Repayment Guaranty, “Guaranty”) executed by Guarantor in favor of Lender.

2.3	Hazardous Materials Indemnity Agreement executed by Borrower and Guarantor (collectively, the “Indemnitor”) (the “Indemnity”) in favor of Lender.

2.4	Disbursement Instruction Agreement executed by Borrowers.

Loan No. 1015003

EXHIBIT C – LOAN BUDGET

The Loan Budget set forth herein represents an analysis of the total costs necessary in Borrowers’ estimation to perform Borrowers’ obligations under the Loan Documents. Column A, “Total Costs”, sets forth Borrowers’ representation of the maximum costs for each Item specified in Column A. Column B “Costs Paid By Borrower Prior to Loan Closing”, sets forth Borrowers’ representation of costs that Borrower has paid or has caused to be paid from other sources of funds for each Item specified in Column B. Column C, “Remaining Costs” sets forth Borrowers’ representation of the remaining costs that Borrower deems necessary in Borrowers’ estimation to perform Borrowers’ obligations under the Loan Documents for each Item specified in Column C. Column D, “Borrower’s Equity Contributed Upon Closing to Fund Estimated Cost Already Incurred In Relation to (C) Remaining Costs” sets forth the amount of equity funded by borrower into the Master Operating Account at closing, which funds shall be used by Borrowers to pay for the Items specified in Column D prior to disbursement of Loan proceeds for such items (and as further described in the Property Level Budgets attached as Exhibit I). Column E, “Initial Loan Disbursement At Closing” sets forth the Initial Disbursement being made by Lender at closing. Column F, “Remaining Loan Disbursement Budget”, sets forth Borrowers’ representation of the remaining costs that will be funded by Loan proceeds for each Item specified in Column F. Unless specified otherwise, all reference to Columns or Items in this Agreement refer to Columns or Items in this Exhibit C.

Notwithstanding anything to the contrary contained herein, the Loan Budget represents an aggregate budget for the Properties, and budgets for each Property are set forth on Exhibit I.

[THE LOAN BUDGET FOLLOWS THIS COVER PAGE]

Loan No. 1015003

[Omitted]

Loan No. 1015003

EXHIBIT D - DISBURSEMENT PLAN

1.	Timing of Disbursement. Unless another provision of this Agreement specifies otherwise, on or about the first (1st) day of each month, or at such other times as Lender may approve or determine more appropriate, Borrowers shall submit to:

Wells Fargo Bank, National Association

MAC No. N9303-110

608 Second Avenue South, 11th Floor

Minneapolis, MN 55402-1916

Attn: Disbursement Administrator

Loan No. 1014912

Fax No.: (866) 968-5584

a written itemized statement, signed by Borrowers (“Application for Payment”) setting forth:

1.1	a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item (“Item”) shown in Column F (“Disbursement Budget”) of the Financial Requirement Analysis attached as Exhibit C to this Agreement, together with a description indicating the corresponding Item in a Property Level Budget; and

1.2	the total amount incurred, expended and/or due for each requested Item less prior disbursements.

Each Application for Payment by Borrowers shall constitute a representation and warranty by Borrowers that Borrowers are in compliance with all the conditions precedent to a disbursement specified in this Agreement.

Lender shall disburse funds with five (5) Business Days of receipt of all of required information from Borrowers which is in form and substance reasonably acceptable to Lender.

2.	Lender’s Right to Condition Disbursements. Lender shall have the right to condition any disbursement upon Lender’s receipt and approval of the following:

2.1	Lender’s or its agent’s right to inspect the applicable Construction Improvements;

2.2	Lender’s written approval of the applicable Construction Improvements projects or Leasing Commissions;

2.3	the Application for Payment and an itemized requisition for payment of Items 3 through 5 shown in the Disbursement Budget (“Hard Costs”);

2.4	bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Items;

2.5	evidence of Borrowers’ use of a lien release, joint check and voucher system reasonably acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant;

2.6	architect’s, inspector’s and/or engineer’s periodic certifications of the construction that has been completed and its conformance to the applicable Plans and Specifications and governmental requirements based upon any such architect’s, inspector’s and/or engineer’s periodic physical inspections of a Property and Construction Improvements;

Loan No. 1015003

2.7	waivers and releases of any mechanics’ lien, equitable lien claim or other lien claim rights;

2.8	evidence of Borrower’s compliance with the provisions of Article 4 and Section 6.1 of this Agreement.

2.9	Certificate of Substantial Completion from the applicable Contractor and Borrower, if any, prior to the final retention disbursement of Hard Costs for each separate Construction Improvements project, as applicable;

2.10	any other document, requirement, evidence or information that Lender may reasonably request under any provision of the Loan Documents and for which Lender will use reasonable efforts to request all additional documents at the same time;

2.11	evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the Improvements;

2.12	in the event any Application for Payment includes the cost of materials stored at a location other than any Property (“Offsite Materials”), such Application for Payment shall include each of the following: (a) evidence that the Offsite Materials have been purchased by a Borrower, have been segregated from other materials in the facility and have been appropriately marked to indicate such Borrower’s ownership thereof and Lender’s security interest therein; and (b) evidence that the Offsite Materials are insured as required by this Agreement; and (c) at Lender’s request, a security agreement, financing statement and/or subordination agreement in form and substance reasonably satisfactory to Lender executed by the supplier of the Offsite Materials, and/or such other persons as Lender determines may have an interest in or claim to the Offsite Materials, together with such other additional documentation and evidence as Lender may reasonably require to assure itself that it has a perfected first priority lien on the Offsite Materials.

2.13	in the event that any Application for Payment includes the cost of materials stored on a Property (“Onsite Materials”), such Application for Payment shall include each of the following: (a) evidence that the Onsite Materials have been purchased by a Borrower; (b) evidence that the Onsite Materials are insured as required hereunder; and (c) evidence that the Onsite Materials are stored in an area on such Property for which adequate security is provided against theft and vandalism;

2.14	Lender shall have received a date-down endorsement or other title report dated within five (5) days of the requested disbursement from the Title Company showing no state of facts objectionable to Lender (including, without limitation, a showing that title to the Property is vested in a Borrower and that no claim for mechanics’ or materialmen’s liens has been filed against such Property).

Each Borrower acknowledges that such Borrower’s failure to comply with the above timing may result in disbursement delays and each Borrower hereby consents to all such delays.

Loan No. 1015003

EXHIBIT E – DISBURSEMENT INSTRUCTION AGREEMENT

[The form of Disbursement Instruction Agreement follows this cover page.]

Loan No. 1015003

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: REDLANDS DC LP, a Delaware limited partnership, CAJON DC LP, a Delaware limited partnership, MIAMI DC III LLC, a Delaware limited liability company, MIAMI DC IV LLC, a Delaware limited liability company, MIAMI DC III LAND LLC, a Delaware limited liability company, TAMARAC COMMERCE CENTER DC II LLC, a Delaware limited liability company, TAMARAC COMMERCE CENTER DC III LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC I LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC II LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC III LLC, a Delaware limited liability company, BLUEGRASS DC II LLC, a Delaware limited liability company, individually and collectively

Guarantor: DC LIQUIDATING ASSETS HOLDCO LLC, a Delaware limited liability company

(Borrower and Guarantor, collectively, “Loan Parties”)

Lender: WELLS FARGO BANK, NATIONAL ASSOCIATION

Loan: Loan number 1015003 made pursuant to that certain Construction Loan Agreement dated as of November 4, 2015 between Borrower and Lender, as amended from time to time (the “Loan Agreement”)

Effective Date: November 4, 2015

Check applicable box:

☒	New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐	Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Loan Parties and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)	to designate an individual or individuals with authority to request disbursements of funds from Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Lender with specific instructions for wiring or transferring funds on Loan Parties’ behalf.

Any of the disbursements, wires or transfers described above is referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Lender at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Loan Parties if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Loan Parties wish to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

DELETE THIS PAGE IF NO DISBURSEMENT(S) AT CLOSING/ORIGINATION.

DELETE THIS HEADER BEFORE SENDING TO BORROWER.

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers: Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Loan Parties and attached as the Closing Exhibit. All wire instructions must contain the information specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit: Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

DELETE THIS PAGE IF NO DISBURSEMENT(S) SUBSEQUENT TO CLOSING.

DELETE THIS HEADER BEFORE SENDING TO BORROWER.

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers: Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Loan Parties and attached as the Subsequent Disbursement Exhibit. All wire instructions must contain the information specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit: Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

DELETE THIS PAGE IF NO RESTRICTED ACCOUNTS.

DELETE THIS HEADER BEFORE SENDING TO BORROWER.

WIRE INSTRUCTIONS RECEIVED FROM THIRD PARTIES MUST BE ATTACHED.

Guarantor Reserve Account Disbursements

Guarantor Reserve Account Disbursement Authorizers: Lender is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Guarantor Account Disbursement Authorizer”) to disburse funds from the Guarantor Reserve Account and to initiate Disbursements in connection therewith (each, a “Guarantor Account Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe restrictions, if any, on the authority of the Guarantor Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Guarantor Account Disbursement Authorizer may submit a Disbursement Request for all available funds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS FROM ACCOUNT ANTICIPATED

Permitted Wire Transfers: Disbursement Requests for Guarantor Account Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Lender is authorized to use the wire instructions that have been provided directly to Lender by the Receiving Party or Loan Parties and attached as the Account Disbursement Exhibit. All wire instructions must contain the information specified on the Account Disbursement Exhibit.

Names of Receiving Parties for Guarantor Account Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Account Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

ADD LINES FOR ADDITIONAL DEPOSIT ACCOUNT INFORMATION IF NECESSARY

Direct Deposit: Disbursement Requests for Guarantor Account Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

Loan Parties acknowledge that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

“BORROWER”

BLUEGRASS DC II LLC, formerly known as IIT Bluegrass DC II LLC
LEHIGH VALLEY CROSSING DC I LLC, formerly known as IIT Lehigh Valley Crossing DC I LLC
LEHIGH VALLEY CROSSING DC II LLC, formerly known as IIT Lehigh Valley Crossing DC II LLC
LEHIGH VALLEY CROSSING DC III LLC, formerly known as IIT Lehigh Valley Crossing DC III LLC
MIAMI DC III LLC, formerly known as IIT Miami DC III LLC
MIAMI DC IV LLC, formerly known as IIT Miami DC IV LLC
TAMARAC COMMERCE CENTER DC II LLC, formerly known as IIT Tamarac Commerce Center II LLC
TAMARAC COMMERCE CENTER DC III LLC, formerly known as IIT Tamarac Commerce Center III LLC
MIAMI DC III LAND LLC, formerly known as IIT Miami DC III Land LLC, each a Delaware limited liability company

By:
Name:	Lainie P. Minnick
Title:	Senior Vice President, Finance and Treasurer

CAJON DC LP, a Delaware limited partnership, formerly known as IIT Cajon DC LP

By:	Cajon DC GP LLC, a Delaware limited liability company, formerly known as IIT Cajon DC GP LLC, its general partner

By:
	Name:	Lainie P. Minnick
	Title:	Senior Vice President, Finance and Treasurer

REDLANDS DC LP, a Delaware limited partnership, formerly known as IIT Redlands DC LP

By:	Redlands DC GP LLC, a Delaware limited liability company, formerly known as IIT Redlands DC GP LLC, its general partner

By:
	Name:	Lainie P. Minnick
	Title:	Senior Vice President, Finance and Treasurer

GUARANTOR

DC LIQUIDATING ASSETS HOLDCO LLC, a Delaware limited liability company

By:	DC Industrial Liquidating Trust,
a Maryland statutory trust, its managing member

By:
	Name:	Lainie P. Minnick
	Title:	Senior Vice President, Finance and Treasurer

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Account” means the Accounts and the Master Operating Account, each as such term is defined in the Loan Agreement.

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Account Disbursement Authorizers, as applicable.

“Guarantor Reserve Account” means the “Guarantor Reserve Account” as such term is defined in the Loan Agreement.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Lender must receive Disbursement Requests in writing. Verbal requests are not accepted. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Lender’s customer verification procedures. Lender is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Lender considers to be reasonable. Lender will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Lender may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Lender to violate any applicable law or regulation.

Limitation of Liability. Lender shall not be liable to Loan Parties or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Loan Parties’ requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Lender or Loan Parties knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Lender is authorized to rely on the information provided by any Loan Party or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Lender has received a new Agreement signed by Loan Parties. Loan Parties agree to be bound by any Disbursement Request: (i) authorized or transmitted by Loan Parties; or (ii) made in Loan Parties’ name and accepted by Lender in good faith and in compliance with this Agreement, even if not properly authorized by Loan Parties. Lender may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Loan Parties or an Authorized Representative. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Loan Parties agree that, no matter how many times Lender takes these actions, Lender will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Lender and Loan Parties.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Lender will not execute Disbursement Requests expressed in foreign currency unless permitted by the Loan Agreement.

Errors. Loan Parties agree to notify Lender of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Lender’s confirmation to Loan Parties of such Disbursement. If Lender is notified that it did not disburse the full amount requested in a Disbursement Request, Lender’s sole liability will be to promptly disburse the amount of the stated deficiency. If Lender disburses an amount in excess of the amount requested in a Disbursement Request, Lender will only be liable for such excess amount to the extent that Loan Parties do not receive the benefit of such amount.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Lender may, at Loan Parties’ request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

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WIRE INFORMATION SHOULD BE PRINTED OUT AND ATTACHED TO THIS EXHIBIT – NO NEED TO TRANSCRIBE BELOW

CLOSING EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

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WIRE INFORMATION SHOULD BE PRINTED OUT AND ATTACHED TO THIS EXHIBIT – NO NEED TO TRANSCRIBE BELOW

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

DELETE THIS PAGE IF NOT APPLICABLE

DELETE THIS HEADER BEFORE SENDING TO BORROWER

WIRE INFORMATION SHOULD BE PRINTED OUT AND ATTACHED TO THIS EXHIBIT – NO NEED TO TRANSCRIBE BELOW

ACCOUNT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Receiving Party Account Name)

•	Receiving Party Deposit Account Number

•	Receiving Bank Name, City and State

•	Receiving Bank Routing (ABA) Number

•	Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT F – DESIGN PROFESSIONAL’S CONSENT FORM

[The form of Design Professional’s Consent follows this cover page.]

Loan No. 1015003

DESIGN PROFESSIONAL’S CONSENT

The undersigned design professional (collectively referred to as “Design Professional”) hereby consents to the foregoing Assignment to which this Design Professional’s Consent (“Consent”) is a part, and acknowledges that there presently exists no unpaid claims due to the Design Professional except as set forth on Schedule 1 attached hereto, arising out of Design Professional’s preparation and delivery of the Plans and Specifications to Borrower and/or the performance of the Design Professional Agreements described in the Assignment.

Design Professional agrees that if, at any time, Lender shall become the owner of the Property described in Exhibit A attached hereto, or, pursuant to Lender’s rights under the Loan Documents, elects to undertake or cause the completion of construction of the Construction Improvements on any portion of the Property, in accordance with the Plans and Specifications, and gives Design Professional written notice of such election; THEN, so long as Design Professional has received, receives or continues to receive the compensation called for under the Design Professional Agreements, Lender may, at Lender’s option, use and rely on the Plans and Specifications for the purposes for which they were prepared, and Design Professional will continue to perform Design Professional’s obligations under such Design Professional Agreements for the benefit and account of Lender in the same manner as if performed for the benefit or account of Borrower in the absence of the Assignment.

Design Professional further agrees that, in the event of a material breach by Borrower of the Design Professional Agreements, or any agreement entered into with Design Professional in connection with the Plans and Specifications, so long as Borrower’s interest in the Design Professional Agreements and Plans and Specifications is assigned to Lender, Design Professional will give written notice to Lender of such breach at the address shown below. Lender shall have thirty (30) days from the receipt of such written notice of default to remedy or cure said default provided, if such default is of a nature that it cannot be cured within thirty (30) days, Lender shall have thirty (30) days within which to commence the cure and shall thereafter have such reasonable period of time to complete such cure as is necessary. Nothing herein shall require Lender to cure said default or to undertake completion of construction of the Improvements. If Lender fails to cure or begin to cure said default during such thirty (30) day period, Design Professional may pursue termination and any other remedies against Borrower that Design Professional is entitle to under the Design Professional Agreement.

Design Professional confirms that it/he has no knowledge of any prior assignment(s) of any interest in either the Plans and Specifications and/or the Design Professional Agreements. Except as otherwise defined herein, the terms used herein shall have the meanings given them in the Assignment.

Lender’s Address:

Wells Fargo Bank, National Association

Commercial Real Estate/ REIT Finance Group (AU#2754)

10 S. Wacker Drive, 32nd Floor

Chicago, Illinois 60606

Attn: Craig Koshkarian, Director

Loan No. 1015003

Executed by Design Professional on                                         .

“DESIGN PROFESSIONAL”

[                    ]

Design Professional’s Address:

[                    ]

[                    ]

Loan No. 1015003

EXHIBIT G – CONTRACTOR’S CONSENT FORM

[The form of Contractor’s Consent follows this cover page.]

Loan No. 1015003

CONTRACTOR’S CONSENT

The undersigned (“Contractor”) hereby consents to the foregoing Assignment of Construction Agreements (“Assignment”), of which this Contractor’s Consent (“Consent”) is a part.

A.	Contractor and [ ] have entered into the following Construction Agreements: [ ].

B.	Contractor agrees that if, at any time, Lender shall become the owner of the Property described in Exhibit A attached hereto, or, pursuant to its rights under the Loan Documents, elects to undertake or cause the completion of construction of the Construction Improvements on any portion of the Property, and gives Contractor written notice of such election; THEN, so long as the Contractor has received, receives and continues to receive the compensation called for under the Construction Agreements to which Contractor is a party, Contractor shall continue to perform its obligations under such Construction Agreements in accordance with the terms thereof.

C.	Contractor further agrees that, in the event of a breach by Borrower of the Construction Agreements, so long as Borrower’s interest in the Construction Agreements is assigned to Lender, Contractor will give written notice to Lender at the address shown below of such breach. Lender shall have thirty (30) days from the receipt of such written notice of default to remedy or cure said default provided, if such default is of a nature that it cannot be cured within thirty (30) days, Lender shall have thirty (30) days within which to commence the cure and shall thereafter have such reasonable period of time to complete such cure as is necessary. Nothing herein shall require Lender to cure said default or to undertake completion of construction of the Construction Improvements.

D.	Contractor further agrees that, except with the prior written approval of Lender (such approval not to be unreasonably withheld, conditioned or delayed), Contractor shall not perform any construction work on the Property pursuant to any change in the Plans and Specifications as defined in the Construction Agreements where such change: (a) would constitute a material change in the building material or equipment specifications, the architectural or structural design, value, architecture or quality of any of the Improvements as defined in the Construction Agreements; or (b) would result in an increase in any item of construction cost in excess of the greater of (i) $100,000 or (ii) five percent (5%) of the total construction hard costs for the applicable Construction Improvements for all such changes in such items of construction cost; or (c) would affect the structural integrity, quality of building material or equipment or overall efficiency of operating systems or utility systems of the improvements. The liens of the Security Instrument therein shall have priority over any claim of lien of Contractor arising out of or in any way connected with any construction work performed by Contractor on the Property pursuant to any change in the Plans and Specifications not approved by Lender where Lender’s approval is required under this Consent. Lender may periodically inspect and copy, at reasonable times, the books, records and accounting data of Contractor relating to the construction of the Improvements.

E.	Finally, Contractor shall use money disbursed to or otherwise received by Contractor from or on account of Borrower in connection with the construction of the Improvements solely for the payment of costs incurred in the construction of the Improvements, including Contractor’s fees, and for no other purpose, until all bills, claims and demands for such costs have been paid in full.

Contractor warrants and represents that it/he has no knowledge of any prior assignment(s) of any interest in the Construction Agreements to which such Contractor is a party. Except as otherwise defined herein, the terms used herein shall have the meanings given them in the Assignment.

Loan No. 1015003

Lender’s Address:

Wells Fargo Bank, National Association

Commercial Real Estate/ REIT Finance Group (AU#2754)

10 S. Wacker Drive, 32nd Floor

Chicago, Illinois 60606

Attn: Craig Koshkarian, Director

Loan No. 1015003

Executed by Contractor on                                         .

“CONTRACTOR “

[            ]

Contractor’s Address:

[                    ]

[                    ]

Loan No. 1015003

EXHIBIT H – OPTION TO EXTEND REQUEST LETTER FROM BORROWER

[The Option to Extend Request Letter from Borrower follows this cover page.]

Loan No. 1015003

NOTE: MUST PRINT ON BORROWER LETTERHEAD

            , 20

WELLS FARGO BANK, NATIONAL ASSOCIATION

1800 Century Park East, Suite 1200

Los Angeles, California 90067

Attn: Kevin Stacker

RE:	Loan No. 1015003 (“Loan”)

Pursuant to the terms of the Construction Loan Agreement dated November 4, 2015 (“Loan Agreement”), REDLANDS DC LP, a Delaware limited partnership, CAJON DC LP, a Delaware limited partnership, MIAMI DC III LLC, a Delaware limited liability company, MIAMI DC IV LLC, a Delaware limited liability company, MIAMI DC III LAND LLC, a Delaware limited liability company, TAMARAC COMMERCE CENTER DC II LLC, a Delaware limited liability company, TAMARAC COMMERCE CENTER DC III LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC I LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC II LLC, a Delaware limited liability company, LEHIGH VALLEY CROSSING DC III LLC, a Delaware limited liability company, BLUEGRASS DC II LLC, a Delaware limited liability company (collectively, “Borrower”), hereby exercise Borrowers’ option to extend the maturity date of the Loan described therein from November 3, 2017 to November 3, 2018. Borrowers hereby certify that no Default has occurred and is continuing. Borrowers further certify that they shall satisfy all conditions precedent for such extension listed in the Loan Agreement.

All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the Loan Agreement.

[Remainder of Page Left Intentionally Blank]

Loan No. 1015003

“BORROWER”

BLUEGRASS DC II LLC, formerly known as IIT Bluegrass DC II LLC
LEHIGH VALLEY CROSSING DC I LLC, formerly known as IIT Lehigh Valley Crossing DC I LLC
LEHIGH VALLEY CROSSING DC II LLC, formerly known as IIT Lehigh Valley Crossing DC II LLC
LEHIGH VALLEY CROSSING DC III LLC, formerly known as IIT Lehigh Valley Crossing DC III LLC
MIAMI DC III LLC, formerly known as IIT Miami DC III LLC
MIAMI DC IV LLC, formerly known as IIT Miami DC IV LLC
TAMARAC COMMERCE CENTER DC II LLC, formerly known as IIT Tamarac Commerce Center II LLC
TAMARAC COMMERCE CENTER DC III LLC, formerly known as IIT Tamarac Commerce Center III LLC
MIAMI DC III LAND LLC, formerly known as IIT Miami DC III Land LLC, each a Delaware limited liability company

By:
Name:
Title:

CAJON DC LP, a Delaware limited partnership, formerly known as IIT Cajon DC LP

By:	Cajon DC GP LLC, a Delaware limited liability company, formerly known as IIT Cajon DC GP LLC, its general partner

By:
Name:
Title:

REDLANDS DC LP, a Delaware limited partnership, formerly known as IIT Redlands DC LP

By:	Redlands DC GP LLC, a Delaware limited liability company, formerly known as IIT Redlands DC GP LLC, its general partner

By:
Name:
Title:

Loan No. 1015003

EXHIBIT I – PROPERTY LEVEL BUDGETS

[Omitted]

Loan No. 1015003